Exhibit 4.01

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                                     FORM OF

                      NOTE ISSUANCE AND SECURITY AGREEMENT


                                 by and between


                        MEDICAL CAPITAL MANAGEMENT, INC.

                                       and


                           ZIONS FIRST NATIONAL BANK,
                                   as Trustee













                                    SERIES II

                          Dated as of November __, 2002



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     Reconciliation  and tie between  Trust  Indenture  Act of 1939 and the Note
Issuance and Security Agreement dated as of November __, 2002.

TRUST INDENTURE ACT SECTION                            NOTE AGREEMENT SECTION
---------------------------                            ----------------------
    Section 310(a)(1)                                          5.02
    Section 310(a)(2)                                          5.02
    Section 310(b)                                             5.02;5.03
    Section 311                                                5.04
    Section 312(a)                                             2.01(C)
    Section 312(b)                                             5.05
    Section 312(c)                                             5.05
    Section 313(a)                                             5.06
    Section 313(b)                                             5.06
    Section 313(c)                                             10.03(B)
    Section 313(d)                                             5.06
    Section 314(a)                                             5.07;10.03(B)
    Section 314(a)(4)                                          5.08
    Section 314(c)(1)                                          10.04
    Section 314(c)(2)                                          10.04
    Section 314(d)                                             10.07
    Section 314(e)                                             10.05
    Section 315(a)                                             5.09(A)
    Section 315(b)                                             7.05
    Section 315(c)                                             5.09(A)
    Section 315(d)                                             10.07
    Section 315(e)                                             10.07
    Section 316(a)                                             10.07
    Section 316(b)                                             6.02;10(I)
    Section 3.17(a)(1)                                         7.03(B)
    Section 317(a)(2)                                          7.04
    Section 317(b)                                             10.07
    Section 318(a)                                             10.07
    Section 318(c)                                             10.07

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NOTE: This  reconciliation and tie shall not, for any purpose, be deemed to be a part of the Note Issuance and Security Agreement.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act of 1939 are a part of and govern every qualified indenture, whether or not physically contained therein.

     (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Note Issuance and Security Agreement.)


                                    ARTICLE I

DEFINITIONS....................................................................1

                                   ARTICLE II

                                      NOTES

Section 2.01.   The Notes......................................................8
Section 2.02.   Registration and Transfer of Notes............................11
Section 2.03.   Registration and Transfer of Beneficial Interests in Notes....11
Section 2.04.   Persons Deemed Owners.........................................13
Section 2.05.   Book-Entry Notes..............................................13
Section 2.06.   Notices to Clearing Agency....................................14
Section 2.07.   Definitive Notes..............................................14
Section 2.08.   Sinking Fund Redemption.......................................15
Section 2.09.   Optional Redemption...........................................16
Section 2.10.   Notice of Redemption..........................................16
Section 2.11.   Payment of Redeemed Notes.....................................17

                                   ARTICLE III

                                    SECURITY

Section 3.01.   Grant of Security.............................................18
Section 3.02.   Pledge to Secure Obligations..................................20
Section 3.03.   Collateral Transfers and Other Liens..........................20
Section 3.04.   Sale of Collateral............................................20
Section 3.05.   Responsibilities of Debtor....................................21
Section 3.06.   Continuing Security Interest..................................23
Section 3.07.   Further Assurances............................................23

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01.   Representations and Warranties................................24
Section 4.02.   Replacement of Defective Collateral...........................25
Section 4.03.   Covenant to Replace Servicer..................................26

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                                    ARTICLE V

                  TRUSTEE; COMMUNICATIONS AND REPORTS; ACCOUNTS

Section 5.01.   Certain Duties of Trustee.....................................26
Section 5.02.   Corporate Trustee Required; Eligibility; Conflicting
                  Interests...................................................27
Section 5.03.   Replacement of Trustee........................................27
Section 5.04.   Preferential Collection of Claims Against Debtor..............28
Section 5.05.   Communication by Noteholders with Other Noteholders...........29
Section 5.06.   Reports by Trustee to Noteholders.............................29
Section 5.07.   Reports by Debtor.............................................29
Section 5.08.   Statement as to Compliance....................................29
Section 5.09.   Performance by the Trustee....................................30
Section 5.10.   Indemnity and Expenses........................................31
Section 5.11.   Accounts; Payments on Notes...................................31

                                   ARTICLE VI

                                   SENIOR DEBT

Section 6.01.   Senior Indebtedness...........................................36
Section 6.02.   Noteholders' Rights Not Impaired..............................37
Section 6.03.   Acceptance by Noteholders.....................................37
Section 6.04.   Priority of Notes.............................................37

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.   Events of Default.............................................38
Section 7.02.   Noteholder's Direction Upon Default...........................39
Section 7.03.   Remedies......................................................40
Section 7.04.   Trustee May File Proofs of Claim..............................42
Section 7.05.   Notice of Defaults............................................42
Section 7.06.   Trustee May Enforce Claims Without Possession Of Notes........43
Section 7.07.   Limitation On Suits...........................................43

                                  ARTICLE VIII

                          TERMINATION OF NOTE AGREEMENT

Section 8.01.   Deposit of Payment............................................44
Section 8.02.   Application of Funds..........................................44
Section 8.03.   Reinstatement.................................................44
Section 8.04.   Unclaimed Funds...............................................45

                                   ARTICLE IX

                   AMENDMENTS AND SUPPLEMENTAL NOTE AGREEMENTS

Section 9.01.   General.......................................................45
Section 9.02.   Amendment Without Consent of Noteholders......................45

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Section 9.03.   Amendment With Consent of Noteholders.........................46
Section 9.04.   Senior Indebtedness...........................................47
Section 9.05.   Notice to Noteholders.........................................47
Section 9.06.   Compliance With TIA...........................................47
Section 9.07.   Rights of Noteholders Not Impaired............................47

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01.  Governing Law.................................................47
Section 10.02.  Waiver........................................................47
Section 10.03.  Notices.......................................................48
Section 10.04.  Certificate and Opinion as to Conditions Precedent............49
Section 10.05.  [Reserved]....................................................49
Section 10.06.  Severability..................................................49
Section 10.07.  TIA...........................................................49
Section 10.08.  Nonliability of Directors; No General Obligation..............49
Section 10.09.  Scope Of Debtor's Liability...................................49
Section 10.10.  Assignment....................................................50
Section 10.11.  When the Debtor May Merge or Transfer Assets..................50
Section 10.12.  Section References............................................50
Exhibit A       Form of Series II Note
Exhibit B-1     Form of Eligible Receivable Acquisition Certificate
Exhibit B-2     Form of Non-Receivable Asset Acquisition Certificate
Exhibit B-3     Form of Collateral Replacement Certificate
Exhibit C       Form of Sale of Collateral and Release of Lien Certificate
Exhibit D       Series II Sinking Fund Schedule

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                      NOTE ISSUANCE AND SECURITY AGREEMENT

     This  NOTE  ISSUANCE  AND  SECURITY  AGREEMENT,  dated as of the ___ day of
November, 2002 (this "Note Agreement"), is made by and between MEDICAL CAPITAL MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "Debtor") and ZIONS FIRST NATIONAL BANK (the "Trustee"), a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal office located in Salt Lake City, Utah, as trustee for the benefit of the Noteholders.

                                    ARTICLE I

                                   DEFINITIONS

     When used herein, the following terms shall have the meanings set forth below:

     "ACCOUNTS" means the Concentration Account and the Note Payment Account.

     "ADMINISTRATION AGREEMENT" means the Administrative Services Agreement entered into as of [August 4, 2000] between the Administrator and the Debtor concerning the administrative services to be performed by the Administrator with regard to the Receivables, as supplemented and amended.

     "ADMINISTRATOR"   means  Medical  Capital   Corporation,   Inc.,  a  Nevada
Corporation, or any other successor selected by the Debtor and identified in writing to the Trustee.

     "AGGREGATE NOTE BALANCE" means, as of any date of determination, the total unpaid principal and accrued and unpaid interest evidenced by all of the Outstanding Notes.

     "A.M. BEST" means A.M. Best Company an insurance industry rating company existing under the laws of the State of New Jersey, and its successors and assigns.

     "APPLICABLE NOTES" means (a) the Notes (Series II) in the case of an Event of Default and (b) the Notes of each other series, in the case of an Event of Default with respect to such series as provided in any supplemental note agreement relating to the Notes of such series; but in no event shall the term "Applicable Notes" include Notes of more than one series unless there is an Event of Default with respect to such series.

     "APPROVED PAYOR" means (a) any private medical insurance company which at the time of purchase of any Receivable payable by such private medical insurance company, the private medical insurance company has been assigned a long-term debt rating, or a rated claims paying ability of "A" or better by S&P, "A1" or better by Moody's, "A" or better by A.M. Best or Fitch, or the Administrator in its determination, otherwise believes is financially suitable; (b) any Federal or State government sponsored health care program; (c) any for-profit or not-for-profit commercial organization (as determined by the Administrator in its discretion); (d) large self insured corporations (as determined by the Administrator in its discretion); and (e) health maintenance organizations, in each case as identified in a certificate signed by the Administrator and delivered to the Trustee.

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     "ASSETS" shall have the meaning set forth in Section 3.01 (b).

     "BATCH" means a group of Receivables that were acquired on the same date from a single Receivable Seller.

     "BENEFICIAL OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

     "BOOK-ENTRY NOTES" means Notes in which beneficial interests are owned and transferred through book entries made by a Clearing Agency as provided in
Section 2.05 hereof or through the facilities of the Trustee as provided in Sections 2.02 and 2.03 hereof.

     "BROKER/DEALER" means any Person as may be designated in writing by the Debtor to the Trustee from time to time.

     "BUSINESS DAY" means each day of the year on which federally-chartered banking institutions are not required or authorized to close in New York, New York, and in the city in which the principal office of the Trustee is located.

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and serving as clearing agency for Book-Entry Notes. The Clearing Agency shall initially be The Depository Trust Company and its successors, unless the Debtor shall designate an alternative Clearing Agency by notice given to the Trustee.

     "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

     "COLLATERAL" shall have the meaning set forth in Section 3.01(c).

     "CONCENTRATION ACCOUNT" means the account established and maintained pursuant to Section 5.11(a) , including any subaccounts created by the Trustee therein pursuant to this Note Agreement.

     "CONFLICTING INTEREST" shall have the meaning set forth in Section 310(b) of the Trust Indenture Act of 1939, as amended, as in effect on the date of this Note Agreement.

     "CORPORATE TRUST OFFICE" means the Denver, Colorado office of the corporate trust department of the Trustee, or such other office as may be set forth from time to time in Section 10.03.

     "DATE OF ISSUE" means, with respect to a Note, the date the Broker/Dealer or other brokerage firm for which the Broker/Dealer acts as agent receives the proceeds from the initial sale of all of the beneficial interests in the Note, or, in the case of Notes that are not Book-Entry Notes, if later exchanged

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pursuant to Section 2.01(f),  the date the Note or portion thereof is exchanged, or, with respect to Book-Entry Notes registered in the name of a Clearing Agency, the first day of the month in which the Note is issued.

     "DEBTOR" means Medical Capital Management, Inc., a Delaware corporation, or its successors in interest.

     "DEFINITIVE NOTES" means Notes in definitive, fully registered form as provided in Section 2.07.

     "DUN & BRADSTREET" means a credit reporting agency associated with "Moody's" existing under the laws of the State of New Jersey.

     "ELIGIBLE RECEIVABLE" means, as of the date that it is pledged to the Trustee pursuant to this Note Agreement, any Receivable that:

          (a) an Approved Payor is directly obligated to pay the Receivable, which obligation is valid, binding, and enforceable against the Approved Payor in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity;

          (b) is not subject to any dispute, offset, counterclaim or defense;

          (c) is denominated and payable in U.S. dollars in the United States and that is acquired by the Debtor pursuant to a Purchase Document;

          (d) constitutes an "account" as defined in the Uniform Commercial Code as in effect in the jurisdiction in which the Debtor is required to perfect a security interest therein;

          (e) with regard to which each of the representations and warranties set forth in Section 4.01 is true and correct;

          (f) the Approved Payor of which (other than a Receivable payable by Medicare or Medicaid) has received written notice of the sale of such Receivable to Debtor;

          (g) with regard to which (i) the claim for payment has been submitted to the Approved Payor not more than one hundred eighty (180) days prior to the purchase thereof by the Debtor (if such Receivable is part of the first Batch purchased from a Receivable Seller);

          (h) will be subject to a first priority perfected lien held by the Trustee pursuant to this Note Agreement upon its purchase with funds from the Concentration Account and the filing of any applicable financing statement pursuant to the UCC;

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          (i) the claim for payment has been  acknowledged by the Approved Payor
     (other than a Receivable payable by Medicare or Medicaid); and such Approved Payor has received written notice that payments with respect thereto are to be sent solely to a Lock Box Account; and

          (j) is set forth in a certificate delivered to the Trustee by the Debtor in the form attached as Exhibit B-1 hereto.

     "EVENT OF DEFAULT" (a) with respect to the Notes (Series II), shall have the meaning set forth in Section 7.01 (a) through (k) and (b) with respect to each other series of Notes shall have the meaning set forth in the supplemental note agreement creating such series.

     "FITCH" means Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

     "INDIRECT  PARTICIPANT"  shall mean Persons such as securities  brokers and
dealers,   banks  and  trust  companies  that  clear  or  maintain  a  custodial relationship with a participant of DTC, either directly or indirectly.

     "INTEREST PAYMENT DATE" means, with respect to an outstanding Note, the tenth day of each calendar month commencing with the tenth day of the month following the month in which the Date of Issue occurs and continuing on each succeeding tenth day of each month until the Note has been repaid, or if the tenth day of a month is not a Business Day, then the next following Business Day.

     "LOCK BOX ACCOUNT" means an account established by the Debtor, or the Servicer on behalf of the Debtor, with a bank chartered by the United States or any state therein for the purpose of collecting the proceeds of Receivables for the benefit of the Trustee as set forth in the applicable Purchase Agreement and as to which a copy of the written executed agreement pursuant to which the account has been established has been provided to the Trustee.

     "MATURITY DATE" with respect to the Notes (Series II) shall mean ________ 1, 2007, and with respect to any other series shall be as set forth in the note agreement supplement relating thereto.

     "MOODY'S" means Moody's Investors Services, Inc., and its successors and assigns.

     "NET COLLECTIBLE AMOUNT" means, with respect to a Receivable, the net amount that is expected to be collected on a medical claim by the related Receivable Seller from a third party payor, which shall be calculated by the Servicer based on the claim information gathered from the such Receivable Seller in accordance with the applicable Purchase Documents and the Servicer's customary methods.

     "NOTE" means any one of the different classes or series of promissory notes issued by the Debtor in book entry form without coupons pursuant to the terms of this Note Agreement.

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     "NOTE  PAYMENT  ACCOUNT"  means  the  account  established  and  maintained pursuant to Section 5.11(c), including any subaccounts created by the Trustee therein pursuant to this Note Agreement.

     "NOTE (SERIES II)" means any one of the promissory notes issued by the Debtor as Series II Notes pursuant to Section 2.01(d).

     "NOTE AGREEMENT" means this Note Issuance and Security Agreement dated as of November __, 2002, between the Trustee and Debtor, as amended, supplemented or otherwise modified from time to time.

     "NOTE REGISTER" has the meaning set forth in Section 2.02(a).

     "NOTEHOLDER" means the Person in whose name a Note is registered on the Note Register.

     "OBLIGATIONS" has the meaning set forth in Section 3.02.

     "OUTSTANDING" means, on the date of determination (i) with respect to a Note, a Note which has been issued pursuant to this Note Agreement which on such date remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to Section 2.09, excluding Notes which have been replaced pursuant to this Note Agreement and (ii) with respect to any other Obligation, the unpaid amount of the Obligation.

     "PERMITTED INVESTMENTS" means any of the following:

          (a) direct obligations of the United States of America;

          (b) obligations, the payment of the principal of and interest on which, in the opinion of the Attorney General of the United States, is unconditionally guaranteed by the United States;

          (c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, investment agreements, repurchase agreements, or guaranteed investment contracts, with a maturity of twelve
     (12) months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee (and, with respect to, investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1" by S&P, "P-1" by Moody's or "F-1" by Fitch;

          (d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, investment agreements, repurchase agreements, or guaranteed investment contracts, with a maturity of twenty four (24) months or less, but more than twelve (12) months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates (and, with respect to , investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P, "P-1" or

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     higher by Moody's or "A" or higher by Fitch,  and, if  commercial  paper is outstanding, commercial paper which is rated "A-1" by S&P, "P-1" by Moody's or "F-1" by Fitch;

          (e) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, investment agreements, repurchase agreements, or guaranteed investment contracts, with a maturity of more than twenty four (24) months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates (and, with respect to , investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P, "Aa2" or higher by Moody's or "AA" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1" by S&P, "Aa2" by Moody's or "F-1" by Fitch;

          (f) commercial paper, including that of the Trustee and any of its affiliates, which is rated no less than "A-1" by S&P, "P-1" by Moody's or "F-1" by Fitch, and which matures not more than two hundred seventy (270) days after the date of purchase;

          (g) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; Governmental National Mortgage
     Association; Export-Import Bank of the United States; Federal National Mortgage Association; Student Loan Marketing Association; Farmers Home Administration; Federal Home Loan Banks; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

          (h) a money market mutual fund investing solely in the above listed assets; or

          (i) the AIM Short-Term Investments Trust Treasury Portfolio (Private Class) Money Market Fund, which is rated "AAA" by S&P, Moody's and Fitch and invests in U.S. Treasury bills, notes and direct obligations of the U.S. Treasury and in repurchase agreements fully collateralized by such obligations.

     "PERSON" or "PERSONS" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PURCHASE AGREEMENT" means each fully executed agreement between a Receivable Seller and the Debtor or the Administrator in effect as of the date of determination pursuant to which Receivables are acquired from such Receivable Seller.

     "PURCHASE DOCUMENTS" means with respect to each Receivable Seller, (a) with regard to the initial purchase of Receivables from such Receivable Seller, the Purchase Agreement executed by the Debtor (or the Administrator) and such Receivable Seller, including Exhibit A thereto listing the Receivables to be purchased, along with copies of all security documentation executed in connection therewith, including all: UCC Financing Statements, personal guarantees, bills of sale and powers of attorney and (b) with regard to each

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
subsequent purchase of Receivables from such Receivable Seller, a supplement to the Purchase Agreement listing the additional Receivables to be purchased from such Receivable Seller, along with all additional security documentation executed in connection therewith, including any amendments to previously delivered security documentation.

     "RECEIVABLE" means any right to payment or reimbursement from an Approved Payor or Receivable Seller, whether constituting an account, chattel paper, instrument or a general intangible, arising from or in connection with the provision of medical, hospital or dental services by a Receivable Seller or durable medical equipment to a Receivable Seller or a commercial organization that was (a) acquired or funded by the Debtor from amounts on deposit in the Concentration Account or otherwise accounted for in the Concentration Account or otherwise constituting a part of the Collateral or (b) substituted or exchanged for Receivables pursuant to Article IV, but does not include Receivables released from the lien of this Note Agreement.

     "RECEIVABLE SELLER" means any provider of medical, hospital, or dental services, or durable medical equipment, and any other for-profit or not-for-profit commercial organization and whose financial condition meets the criteria set forth by the Debtor. The criteria set by the Debtor shall be based on ratings of the Receivable Seller published by Dun & Bradstreet and other rating agencies, as well as the underwriting criteria for such sellers established by the Debtor from time to time.

     "RECORD DATE" means, with respect to a Note, the close of business on the last day of the month immediately preceding the month in which a payment of interest or principal, or both, is due and payable on such Note.

     "REDEMPTION PRICE" means the unpaid principal balance, plus all accrued and unpaid interest thereon to (but excluding) the date set for redemption, of an Outstanding Note (or part thereof) selected for redemption, all as pursuant to
Section 2.09. If a Note is issued with original issue discount, the amount payable upon full or partial redemption will be the applicable portion of the amortized face amount on the redemption date. The amortized face amount of such an original issue discount Note will be equal to the issue price plus that portion of the difference between the issue price and the original principal amount of the Note that would have accrued at the yield to the maturity of the Note, prorated to (but excluding) the redemption date. The amortized face amount of an original issue discount Note will never be greater than its original principal amount.

     "REVENUE" or "REVENUES" means all recoveries of principal, dividends, interest, payments, proceeds, charges and other income or amounts received by the Trustee or the Debtor from or on account of any of the Collateral (excluding amounts described in Sections 5.11(a)(ii)(B)).

     "S&P" means Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., and its successors and assigns.

     "SENIOR INDEBTEDNESS" has the meaning set forth in Section 6.01(b).

     "SERVICER" means Medical Tracking Services, Inc. a Nevada Corporation, whose rights and obligations are more fully set forth in the Servicing Agreement.

     "SERVICING AGREEMENT" means the Master Servicing Agreement dated as of [August 4, 2000] by and between the Debtor and the Servicer, and acknowledged by the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "SINKING  FUND  REDEMPTION"  means  the  mandatory   redemption   procedure
established and maintained pursuant to Section 2.08.

     "SINKING FUND REDEMPTION AMOUNT" has the meaning set forth in Section 2.08(b).

     "SINKING FUND REDEMPTION DATE" means each of the Interest Payment Dates specified in Exhibit D hereto.

     "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Note Agreement.

     "TRANSACTION DOCUMENTS" means the Notes, this Note Agreement, the Servicing Agreement, the Administration Agreement, the agreements pursuant to which the Lock Box accounts have been established and are administered, the Purchase Documents and any other documents executed in connection therewith.

     "TRUSTEE" means Zions First National Bank, a national banking association, or its successors in interest.

     "UCC" means, with respect to each separate item of Collateral, the Uniform Commercial Code of the State the law of which governs the creation and perfection of the Trustee's security interest in such item of Collateral or the Debtor's security interest in such item of Collateral, as the case may be.

                                   ARTICLE II

                                      NOTES

     SECTION 2.01. THE NOTES.

          (a) ISSUABLE IN SERIES; GENERAL TITLE. The Notes may be issued in series as from time to time shall be authorized by the Debtor. With respect to the Notes of any particular series, the Debtor may incorporate in or add to the general title of such Notes any words, letters or figures designed to distinguish that series. Each series shall be designated sequentially with Roman numerals beginning with Series II and each class, if applicable with respect to a series, shall contain a sequential alphabetic designation beginning with Class A.

          (b) TERMS OF PARTICULAR SERIES. The Notes of each series (other than the Notes (Series II) as to which specific provision is made in Section 2.01(d) and (e)) shall be payable at such place or places, shall mature on such date or dates, shall bear interest at such rate or rates payable in such installments and on such dates and at such place or places and to Noteholders registered as such, and may be redeemable at such price or prices and upon such terms, all as shall be provided for in the supplemental note agreement creating that series. The Debtor may at the time of the creation of any series of Notes or at any time thereafter make, and the Notes of such series may contain, provision for:

               (i) the redemption of all, or of all or any part, of the Notes of such series prior to maturity;

               (ii) a sinking, amortizations improvement or other analogous fund;

               (iii) limiting the aggregate principal amount of the Notes of such series;

               (iv) the exchange or conversion of the Notes of that series, at the option of the Noteholders thereof, for or into new Notes of a different series and/or shares of stock of the Debtor and/or other securities;

               (v) exchanging Notes of that series, at the option of the Noteholders thereof, for other Notes of the same series of the same aggregate principal amount of a different authorized kind and/or authorized denomination or denominations; and/or

               (vi) extension of the maturity date for the Notes at the option of the Noteholder.

          (c) FORM AND DENOMINATIONS. The form of the Notes of each series (except the Notes (Series II)) may be established by the supplemental note agreement creating such series. The Notes (Series II) shall be issued only as Book-Entry Notes unless otherwise agreed by the Debtor and the Trustee pursuant to a supplemental Note Agreement. The Notes of each series shall be distinguished from the Notes of other series in such manner as may be prescribed in the supplemental note agreement creating such series. The
     Notes of each series shall be issued in such denominations as shall be provided in the supplemental note agreement creating such series or as the Debtor may determine, except that the Notes (Series II) shall be issued in the denominations provided for in Section 2.01(d) below.

          (d) NOTES (SERIES II). There shall be an initial series of Notes entitled Redeemable Secured Notes (Series II). The Notes (Series II) shall be issued as one class of Notes substantially in the form set forth in Exhibit A hereto. The Notes (Series II) shall be issued in denominations of $1,000. Each Note (Series II) shall be payable and have such other terms and provisions as provided in Exhibit A and in this Note Agreement. The Notes (Series II) shall be payable on either (a) a Sinking Fund Redemption Date, in the amounts and on the dates set forth in Exhibit D, (b) a redemption date at the Redemption Price or (c) at its original stated Maturity Date.

          (e) GENERAL TERMS. Notes will mature on the Maturity Date relating thereto. Interest rates may vary as among the series of Notes, as determined by the Debtor in its sole discretion. Notes in the same class of a series may be issued with different fixed rates of interest as determined by the Debtor in its sole discretion; provided, that the Notes (Series II) shall have a fixed rate of interest which rate shall be the same for all Notes issued as Notes (Series II). Following execution and delivery of this

     Note Agreement, the Trustee shall register the name and address of the Noteholder, and the terms of the related Note, in the Note Register only after the Trustee has been notified in writing by the Debtor that the Debtor has received and forwarded to the Trustee the Note issuance proceeds equal to the aggregate issue price of the Note plus, in the case of Notes registered in the name of a Clearing Agency, accrued interest on such Note from the first day of the month in which the Note is issued to but not including the date in the month on which the Note is issued. The Notes shall bear interest at their respective stated fixed rates of interest per annum. The interest on a Note will begin to accrue on its Date of Issue; provided, that Notes registered in the name of a Clearing Agency will begin to accrue interest from the first day of the month in which the Note is issued. The interest accrued on a Note in a calendar month will be paid on the next following Interest Payment Date in accordance with Section 5.11(e) prior to the maturity date of the Note to the Noteholders as of each related Record Date. Interest on each Note will be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) - thirty
     (30) day months. If, in accordance with this Note Agreement, the Trustee holds in the Note Payment Account on a date set for a Sinking Fund Redemption, redemption or the stated maturity of one or more Notes, money or securities, if permitted hereunder, sufficient to pay the Notes to be redeemed on that date, then on and after that date such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue; provided, if such Notes are subject to a Sinking Fund Redemption or are to be redeemed, notice of such Sinking Fund Redemption or redemption has been duly given pursuant to this Note Agreement or provision therefor satisfactory to the Trustee has been made.

          (f) PRINCIPAL PAYMENTS. Except as may be set forth in a supplemental note agreement with respect to a series, principal on a Note is due and payable on any of (a) a Sinking Fund Redemption Date, in the amounts and on the dates set forth in Exhibit D, (b) a redemption date at the Redemption Price or (c) at its original stated Maturity Date unless, in the case of Notes that are not Book-Entry Notes, between the tenth Business Day and fifth Business day prior to the Maturity Date of the Note, the Debtor has given written direction to the Trustee to exchange the Note, and the Trustee has received written notification from the Debtor that the Noteholder intends to exchange all or a portion of the Note for a new Note having terms and conditions identical to the Note exchanged. If, between the tenth Business Day and the fifth Business Day prior to the Maturity Date of a Note, the Trustee has received the notification and written direction referred to in the preceding sentence, or receives notification and written direction that only a portion of the principal amount of the Note will be exchanged (in the case of Notes that are not Book-Entry Notes), the Trustee shall exchange the Noteholder's Note (or portion thereof set forth in the notice and written direction) for a new Note having terms and conditions identical to the Note exchanged; provided, however, that Notes shall only be exchanged pursuant to this subsection (f) if the Debtor furnishes a then current prospectus containing audited financial statements as required by the rules and regulations of the U.S. Securities and Exchange Commission, as then in effect, and a state blue sky qualification, or valid exemption therefrom, is in effect with respect to the state in which the applicable Noteholder resides, and the Debtor furnishes a certificate to the Trustee to the foregoing effect or represents the same in the notice referred to above. If such current = prospectus is not available or such blue sky qualification or exemption is not effective on the Maturity Date, the maturing Note shall be paid on the Maturity Date. Any notice received by the Trustee modifying a previous notice received by the Trustee with respect to a Note under this Section 2.01(f) shall supersede and restate the previous notice in its entirety and shall be controlling if received by the Trustee within the time period specified in this Section 2.01(f). If a Noteholder wishes to renew a maturing Note as provided above, written notice from the Noteholder must be given to the Debtor at least 90 calendar days but no more than 120 calendar days prior to the Maturity Date. If the Debtor determines, at its option, not to renew such Note then the Debtor shall give written notice to such effect to such requesting Noteholder not less than 30 days nor more than 60 days before the Maturity Date in accordance with Section 2.10. The exchange provisions provided under this Section 2.01(f) shall not apply with respect to Notes that are Book-Entry Notes.

          (g) DEPOSIT OF NOTE PROCEEDS. With respect to the gross proceeds from initial sale of beneficial interests in a Note, the Debtor agrees to cause each Broker/Dealer or other brokerage firm for which the Broker/Dealer acts as agent selling for such beneficial interest to forward to the Debtor the gross proceeds promptly upon receipt by the Broker/Dealer or other brokerage firm. The Debtor shall remit or cause to be remitted the gross proceeds from the initial sale of each such beneficial interest by wire transfer to the Trustee for deposit into the Concentration Account not later than the Business Day following the date such proceeds are received by the Debtor and constitute cleared funds in the Debtor's accounts. In connection with the wire transfer to the Trustee, the Debtor shall provide to the Trustee a written statement setting forth with respect to each class of Note for which gross proceeds are being wired to the Trustee: (i) the name of the Person that will be the Noteholder and their Clearing Agency Participant number, if applicable, and (ii) the class, principal balance, interest rate, Date of Issue, Maturity Date, and amount of gross proceeds received by class by the Debtor with respect to the Note. Upon receipt of such gross proceeds, the Trustee shall deposit such proceeds into the Concentration Account.

     SECTION 2.02. REGISTRATION AND TRANSFER OF NOTES.

          (a) The Trustee shall cause to be kept at its Corporate Trust Office a Note Register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the recordation of Notes and of transfers and pledges of Notes as herein provided. Each Note shall be held and transferred, either, at the option of the Debtor with notice to the Trustee, through the book-entry facilities of the Trustee in accordance with its customary procedures or in accordance with the procedures specified in Section 2.05; provided, that if no election is made, each Note shall be transferred through the provisions of
     Section 2.05.

          (b) At the option of the Noteholders, Notes may be transferred to another Broker/Dealer or Clearing Agency Participant in accordance with the customary procedures of the Trustee or the Clearing Agency with respect to the transfer of book-entry obligations. All Notes canceled by the Trustee in connection with a transfer of Notes shall not be entitled to payment of principal and shall have no further legal rights or effect.

     SECTION 2.03. REGISTRATION AND TRANSFER OF BENEFICIAL INTERESTS IN NOTES.

          (a) By its acceptance of Notes whether upon original issue or upon transfer or assignment thereof, except in the case of Notes registered in the name of a Clearing Agency as provided in Section 2.05, each
     Broker/Dealer accepts and agrees to be bound by the following provisions. Except as provided below and except in the case of the Notes registered in the name of a Clearing Agency as provided in Section 2.05, the Notes issued to a Broker/Dealer shall at all times remain registered in the name of that Broker/Dealer or its nominee and at all times:

               (i) registration of the Notes may not be transferred by the Trustee except to another Broker/Dealer;

               (ii) the Broker/Dealer and any brokerage firm for which the Broker/Dealer acts as agent with respect to the Notes shall maintain book-entry records with respect to the holders of beneficial interests in such Notes and with respect to ownership and transfers of such interests;

               (iii) registration of ownership and transfers of the Notes on the books of the Broker/Dealer shall be governed by applicable rules and procedures established by the Broker/Dealer;

               (iv) the Broker/Dealer may collect its usual and customary fees, charges and expenses with respect to the registration of ownership and transfer of interests in the Notes;

               (v) the Trustee shall deal with the Broker/Dealer as a representative of the holders of beneficial interests in its Notes for purposes of exercising the rights of Noteholders under this Note Agreement, and requests or directions from, or votes of, the Noteholder with respect to any matter shall not be deemed inconsistent if made with respect to (or in separate proportions corresponding to) different holders of beneficial interests in the Notes.

               (vi) the Trustee may rely and shall be fully protected in relying upon information requested by the Trustee and furnished by the Broker/Dealer, with respect to its holders of beneficial interests in a Note and furnished by a brokerage firm for which it acts as agent with respect to the Note with respect to Persons shown on the books of such brokerage firms as holders of beneficial interests in the Note.

          (b) All transfers by a Broker/Dealer of beneficial interests in a Note shall be made in accordance with the procedures established by the Broker/Dealer or other brokerage firm representing the holders of beneficial interests in the Note, as applicable. Each Broker/Dealer shall only transfer beneficial interests in a Note of the holders thereof that it represents or of brokerage firms for which it acts as agent with respect the Notes in accordance with the Broker/Dealer's customary procedures.

          (c) The Trustee shall not have any duty to monitor, maintain records concerning (or determine compliance with any of the restrictions on transfer applicable to) holders of beneficial interests in a Note. The Trustee shall not have any liability for the accuracy of the records of the Broker/Dealers or the brokerage firms for which they act as agents, or any actions or omissions of such the Broker/Dealers or the brokerage firms.

     SECTION 2.04. PERSONS DEEMED OWNERS. Prior to notice to the Trustee for registration of the transfer of a Note, the Trustee and any agent of the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payments and for all other purposes whatsoever, and none of the Trustee, nor any agent of the Trustee, shall be affected by notice to the contrary. Brokerage firms for which a Noteholder acts as agent and holders of beneficial interests in a Note represented by the Noteholder or the brokerage firm shall have no rights under this Note Agreement with respect to such Notes. The rights of Beneficial Owners of a Note shall be limited to those established by law and agreements between such Beneficial Owners and the Broker/Dealers, Clearing Agencies or Clearing Agency Participants, as the case may be, that are the Noteholders of record with respect to such Beneficial Owners' Notes.

     SECTION 2.05. BOOK-ENTRY NOTES. Unless otherwise provided in Sections 2.02 and 2.03 and in any related supplement with respect to a series of Notes, upon original issuance, each series of Notes shall be issued in the form of typewritten Notes representing the Book-Entry Notes to be delivered to the depository specified in such supplement (which shall be the Clearing Agency), by or on behalf of such series.

          Unless otherwise provided in the related supplement, the Notes of each series initially shall be registered in the Note Register in the name of the nominee of the Clearing Agency for such Book-Entry Notes and shall be delivered to the Trustee or, pursuant to such Clearing Agency's instructions, held by the Trustee's agent as custodian for the Clearing Agency.

          Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.07, no Beneficial Owner shall be entitled to receive a Definitive Note representing such Beneficial Owner's interest in such Note. Unless and until Definitive Notes have been issued to the Beneficial Owners pursuant to Section 2.07:

          (a) the provisions of this Section 2.05 shall be in full force and effect with respect to each such series;

          (b) the Trustee shall be entitled to deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Note Agreement and any related supplement (including the payment of principal of and interest on the Notes of each such series) as the authorized representatives of the Beneficial Owners;

          (c) to the extent that the provisions of this Section 2.05 conflict with any other provisions of this Note Agreement, the provisions of this
     Section 2.05 shall control with respect to each such series;

          (d) the rights of Beneficial Owners of each such series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the depository agreement applicable to a series, unless and until Definitive Notes of such series are issued pursuant to Section 2.07, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

          (e) whenever this Note Agreement requires or permits actions to be taken based upon instructions or directions of the Noteholders evidencing a specified percentage of the Outstanding Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

     SECTION 2.06. NOTICES TO CLEARING AGENCY.

          Unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 2.07, whenever a notice or other communication to the Noteholders is required under this Note Agreement, the Trustee shall give such notice or communication to the Clearing Agency, as applicable, for distribution to Beneficial Owners and shall have no obligation to distribute such notice or other communication directly to the Beneficial Owners.

     SECTION 2.07. DEFINITIVE NOTES.

          (a) If:

               (i) (A) the Debtor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to the Book-Entry Notes of a given series and (B) the Debtor is unable to locate and reach an agreement on satisfactory terms with a qualified successor;

               (ii) the Debtor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to such series; or

               (iii) after the occurrence of an Event of Default, Beneficial Owners aggregating a majority of the Outstanding Notes of such series advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system is no longer in the best interests of the Beneficial Owners of such series, then, unless the Debtor and, with respect to clause (iii) above only, the affected Beneficial Owners elect to utilize the book-entry facilities of the Trustee as provided in Section 2.02 and 2.03 hereof, the Trustee shall notify all Beneficial Owners of such series of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of such series requesting the same. Upon surrender to the Trustee of the Notes of such series accompanied by registration instructions from the applicable Clearing Agency, the Debtor shall execute, and the Trustee shall authenticate and deliver, Definitive Notes of such series and shall recognize the registered holders of such Definitive
Notes as Noteholders under this Note Agreement. Neither the Debtor nor the Trustee shall be liable for any delay in delivery of such instructions, and the Debtor and the Trustee may conclusively rely on, and shall be protected in relying on, such instructions.

               (b) Upon the issuance of Definitive Notes of any series as provided in Section 2.07(a), all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the registered holders of the Definitive Notes of such series as Noteholders of such series hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Trustee.

     SECTION 2.08. SINKING FUND REDEMPTION.

               (a) The Notes shall be subject to mandatory redemption in part by lot through payments of the Sinking Fund Redemption Amounts from the Note Payment Account on each monthly Sinking Fund Redemption Date as designated in Exhibit D.

               (b) Prior to 11:00 a.m., Mountain time, one Business Day prior to each monthly Sinking Fund Redemption Date, the Trustee shall withdraw from the Concentration Account and deposit into the Note Payment Account, in the manner provided in Section 5.11, the principal amounts set forth in Exhibit D relating to the applicable monthly Sinking Fund Redemption Date plus accrued and unpaid interest thereon to (but excluding) the monthly Sinking Fund Redemption Date (hereinafter referred to as "Sinking Fund Redemption Amount"). On or after the Sinking Fund Redemption Date (unless the Debtor shall default in the payment of the Notes at the Sinking Fund Redemption Amount), interest, if any, on the Notes or portion of Notes called for Sinking Fund Redemption shall cease to accrue and, except as provided in Section
          8.02 below, to be entitled to any benefit or security under this Note Agreement, and the Noteholders thereof shall have no right in respect of such Notes (or portion thereof) except the right to receive the Sinking Fund Redemption Amount thereof. The Trustee shall as promptly as practicable return to the Debtor from amounts on deposit in the Note Payment Account all funds so deposited by the Debtor that are not required to be paid to Noteholders as the Sinking Fund Redemption Amount. This Section 2.08 shall be applicable only with respect to the Notes (Series II) except as may be otherwise set forth in a supplement note agreement relating to another series

               (c) Within the time set forth in Section 2.10 below, prior to each monthly Sinking Fund Redemption Date, the Trustee shall give notice to the Clearing Agency of the applicable monthly Sinking Fund Redemption and thereafter, the Clearing Agency shall select all or a portion of the beneficial interests in the Notes held by a Beneficial Owner in a manner to be determined in the sole discretion of the Clearing Agency and the Clearing Agency Participants in an amount equal to the Sinking Fund Redemption Amount for the applicable monthly Sinking Fund Redemption Date.

     SECTION 2.09. OPTIONAL REDEMPTION.

               (a) Except as may be set forth in a supplemental note agreement with respect to a series, the Debtor, at its option, at any time may redeem one or more of the Outstanding Notes in whole or in part. If the Debtor elects to redeem all or part of any Note, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. The Trustee shall give the notice to the Clearing Agency as provided for in Section 2.10 in the case of any redemption of the Notes, at least thirty (30) days but not more than sixty (60) days before the redemption date unless a shorter notice shall be satisfactory to the Clearing Agency.

               (b) If less than all the Notes are to be redeemed, the Trustee shall give notice of such redemption to the Clearing Agency and thereafter, the Clearing Agency shall select the portion of the beneficial interests in the Notes held by a Beneficial Owner in a manner to be determined in the sole discretion of the Clearing Agency and the Clearing Agency Participants in an amount equal to Redemption Amount.

               (c) Prior to 11:00 a.m., Mountain Time, on one Business Day prior to the redemption date, the Debtor shall deposit with the Trustee into the Note Payment Account immediately available funds sufficient to pay the Redemption Price of all Notes or portion of the Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Debtor to the Trustee for cancellation, and on or after the redemption date (unless the Debtor shall default in the payment of the Notes at the Redemption Price), interest, if any, on the Notes or portion of Notes called for redemption shall cease to accrue and, except as provided in
          Section 8.02 below, to be entitled to any benefit or security under this Note Agreement, and the Noteholders thereof shall have no right in respect of such Notes (or portion thereof) except the right to receive the Redemption Price thereof. The Trustee shall as promptly as practicable return to the Debtor from amounts on deposit in the Note Payment Account all funds so deposited by the Debtor that are not required to be paid to Noteholders as the Redemption Price.

               (d) Pursuant to this Note Agreement, any amounts held under this Note Agreement which are available to redeem Notes (except pursuant to Section 2.08) may instead be used by the Trustee at the direction of the Debtor to purchase Outstanding Notes at the same times and subject to the same conditions (except as to price) as apply to the redemption of Notes. Any Notes purchased shall be retired by the Trustee and shall no longer be deemed Outstanding hereunder.

     SECTION 2.10. NOTICE OF REDEMPTION. Notice of any redemption hereunder with respect to the Notes (Series II) held as Book-Entry Notes shall be given by the Trustee only to the Clearing Agency as the registered owner of the Notes (Series
II) on behalf of the Beneficial Owners. Official notice of any such redemption shall be given by the Trustee on behalf of the Debtor by mailing a copy of an official redemption notice by first class mail at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to the Clearing Agency as the registered owner of the Notes (Series II) on behalf of the Beneficial Owners.

     All official notices of redemption shall be dated and state:

               (a) the redemption date;

               (b) the redemption price;

               (c) that on the redemption date the redemption price will become due and payable upon each Series II Note or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date; and

               (d) the name and address of the Trustee as paying agent on the redeemed Notes (Series II).

     In addition to the foregoing notice, further notice shall be given by the Trustee as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed:

               (e) Each further notice of redemption given hereunder shall contain the information required above for official notice of redemption plus (i) the CUSIP numbers of all Notes (Series II) being redeemed; (ii) the Date of Issue of the Notes (Series II) as originally issued; (iii) the rate of interest borne by the Notes
          (Series II) being redeemed; (iv) the Maturity Date of the Notes (Series II) being redeemed; and (v) any other descriptive information needed to identify accurately the Notes (Series II) being redeemed.

               (f) Each notice of redemption shall be sent at least thirty (30) days before the redemption date by registered or certified mail or overnight delivery service to the applicable Clearing Agency and to one or more national information services that disseminate notices of redemption of obligations such as the Notes (Series II).

               (g) Upon payment of the redemption price of Notes (Series II) being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number (if any) identifying, by Date of Issue and Maturity Date, the Notes (Series II) being redeemed with the proceeds of such check or other transfer.

     The Trustee shall give the official redemption notice in the Debtor's name. All redemption notices shall be at the Debtor's expense.

     Selection of Book-Entry Notes in the Notes (Series II) called for redemption is the responsibility of the Clearing Agency and any failure of any Clearing Agency Participant or Indirect Participant to notify the Beneficial Owner of any such notice and its contents or effect will not affect the validity of such notice of any proceedings for the redemption of such Notes (Series II).

     SECTION 2.11. PAYMENT OF REDEEMED NOTES (SERIES II). Notice having been mailed to the Clearing Agency, and upon money being deposited into the Note Payment Account as provided in either Section 2.08(b) or Section 2.09(c) above, the Notes (Series II) and/or portions thereof called for redemption shall become due and payable on the redemption date by the Trustee, as paying agent for the redeemed Notes (Series II).

                                  ARTICLE III

                                    SECURITY

     SECTION 3.01. GRANT OF SECURITY.

               (a) The Debtor,  to secure the  obligations  described in Section
          3.02 below, hereby does grant, convey, pledge, transfer, assign and deliver to the Trustee for the equal and proportionate benefit and security of all present and future registered Noteholders a first and prior security interest in, all of the Debtor's right, title and interest in and to the following, whether now or hereafter existing and/or arising or acquired:

                    (i) All Receivables,  whether  eligible or ineligible,  that are identified on a certificate in the form of Exhibit B-1 hereto delivered to the Trustee and Servicer in connection with (A) the disbursement of funds from the Concentration Account by the Trustee at the direction of Debtor to purchase the Receivables identified on such certificate or (B) the replacement of Receivables that are not Eligible Receivables pursuant to Section 4.02;

                    (ii) All collections in respect of such  Receivables and all funds as may be held by the Trustee or Servicer from time to time in the Accounts together with all certificates and instruments, if any, from time to time evidencing such Accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing;

                    (iii) All moneys, cash, credits,  contract rights, and other obligations of any kind now or hereafter existing and/or arising out of or in connection with the Receivables and all rights now or hereafter existing in and to all agreements and contracts securing or otherwise relating to any such Receivables;

                    (iv) The rights of the Debtor (but not its  obligations) in, to and under the Purchase Documents including, without limitation, the rights of the Debtor (A) to enforce the Purchase

               Documents and the agreements pursuant to which the Lock Box Accounts are established and maintained against the respective Receivable Sellers and the obligations thereunder and (B) to cause the Receivable Sellers to repurchase Receivables purchased under the respective Purchase Document as to which there has occurred a breach of representation, warranty or covenant in accordance with the provisions of the Purchase Documents;

                    (v) All of the Debtor's  rights,  (but not its  obligations)
               in, to and under the Servicing Agreement, including any rights (if any) of Debtor in and to Servicer's software programs and billing systems, if any;

                    (vi) The Accounts;

                    (vii) All products and proceeds of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Debtor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and

                    (viii) Subject to Section  3.01(b) below,  any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

          (b) The Debtor, to secure the obligations described in Section 3.02 below, hereby does grant, convey, pledge, transfer, assign and deliver to the Trustee for the equal and proportionate benefit and security of all present and future registered Noteholders a first and prior or junior security interest in, all of the Debtor's right, title and interest in and to the following, whether now or hereafter existing and/or arising or acquired:

               (i) All of the stock and other tangible and intangible assets, moneys, rights, and properties (including, without limitation, HMO's, PPO's, and third party administrators) that may be purchased by the Debtor from time to time from funds disbursed from the Concentration Account, which shall be identified on a certificate in the form of Exhibit B-2 hereto (including the type of Asset being purchased pursuant to this Section 3.01(b)) provided to the Trustee by the Debtor (the "Assets"), which certificate shall certify the value of each of the Assets set forth on the certificate and the basis for the valuation thereof and the priority of the lien granted hereunder to the Trustee;

               (ii) All collections and distributions in respect of the Assets and all funds as may be held or controlled by the Trustee or Servicer from time to time in the Concentration Account from collections and distributions in respect of the Assets, together with all certificates and instruments, if any, from time to time evidencing such collections and distributions, and such collections and distributions on deposit and all investments made with such collections and distributions, all claims in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (iii) All moneys, cash, credits, contract rights, and other obligations of any kind now or hereafter existing and/or arising out of or in connection with the Assets and all rights now or hereafter existing in and to all agreements and contracts securing or otherwise relating to any such Assets; and

               (iv) All products and proceeds of any and all of the assets, moneys, rights, and properties described in Section 3.01(b)(i) above and, to the extent not otherwise included, all payments under insurance (whether or not the Debtor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

          (c) All of the moneys, rights, and properties described in Sections 3.01(a) and 3.01(b) are referred to as the "Collateral" unless released from the lien of this Note Agreement pursuant to the terms hereof.

     SECTION 3.02. PLEDGE TO SECURE OBLIGATIONS.

     This Note Agreement secures the Notes and enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder or on the Notes (whether now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, whether matured or unmatured, absolute or contingent), and for the performance of and compliance with the obligations, covenants, and conditions of this Note Agreement, as if all the Notes at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Note Agreement (collectively, the "Obligations"); provided however, that pursuant to the terms of a supplemental note agreement under which a series of Notes is issued, the Assets and Receivables acquired from the proceeds of such series of Notes and the related Collateral can be pledged to secure only that series of Notes and the other related Obligations and not any other series of Notes or its related Obligations, in which case Collateral pledged to secure other series of Notes and their related Obligations shall not secure the series of Notes issued pursuant to such supplemental note agreement or other related Obligations.

     SECTION 3.03. COLLATERAL TRANSFERS AND OTHER LIENS.

     Subject to Section 3.04 below, the Debtor shall not:

          (a) Assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or any interest therein; or

          (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure debt of any person or entity, except (i) for the security interest created by this Note Agreement and (ii) with respect to Collateral other than the Receivables, any security interest set forth on the schedule describing the other Collateral provided pursuant to Section 3.01(b) to the Trustee upon disbursement of funds from the Concentration Account in connection with the acquisition of the other Collateral.

     SECTION 3.04. SALE OF COLLATERAL.

          (a) Collateral may be sold, transferred or otherwise disposed of by the Debtor free from the lien of this Note Agreement and any applicable supplemental note agreement at any time, provided that the Trustee has received from the Debtor a written statement of the gross proceeds to be derived from the sale and the Person to which the Collateral is to be sold or transferred and certifying to the Trustee substantially in the form of Exhibit C:

               (i) the disposition price is equal to or in excess of the amount disbursed from the Concentration Account to acquire the Collateral (less any principal amounts received by the Trustee with respect to such Collateral); or

               (ii) the disposition price is lower than the amount disbursed from the Concentration Account to acquire the Collateral (less any principal amounts received by the Trustee with respect to such Collateral), and (A) the Revenues expected to be received from the remaining Collateral (after giving effect to such disposition) would be at least equal to the Revenues required to timely pay the principal and interest on the Outstanding Notes, or (B) the Debtor shall remain able to pay debt service on the Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of the Collateral at such discounted amount, or (C) the sum of the amounts on deposit in the Accounts (less moneys in any Account which the Debtor, Servicer, or Administrator is then entitled to receive but which has not yet been removed from the Account) plus the Net Collectible Amount of the Receivables and the fair market value of other Collateral will be at least equal to one hundred percent (100%) of the aggregate principal amount of the then Outstanding Obligations plus accrued interest after giving effect to such sale, transfer or other disposition.

          (b) The Trustee, following receipt of the foregoing and such other certificates as may be required by this Note Agreement or any applicable supplemental note agreement, shall release such Collateral from the lien of this Note Agreement upon the receipt of the gross proceeds set forth on a certification substantially in the form of Exhibit C and deliver all documents evidencing the Debtor's ownership of the collateral as directed in writing by the Debtor at the expense of the Debtor.

          (c) Gross proceeds to be received upon any disposition of Collateral may consist of cash, Permitted Investments, and/or Eligible Receivables. The Trustee shall deposit all of such gross proceeds into the Concentration Account.

     SECTION 3.05. RESPONSIBILITIES OF DEBTOR.

          (a) If any other Collateral (or the Debtor's ownership interest therein) shall be evidenced by a promissory note, other instrument or chattel paper, the Debtor shall promptly deliver possession thereof to the Trustee duly endorsed and accompanied by the duly executed instruments of transfer or assignment. The Debtor shall promptly deliver possession to the Trustee of such other original documents relating to the Collateral, possession of which are necessary to perfect the security interest of the Trustee in the Collateral under this Note Agreement.

          (b) With respect to the acquisition of Assets, as a condition precedent to the disbursement of funds pursuant to Section 5.11(a)(ii)(F), the Debtor shall deliver at Debtor's expense an opinion of counsel reasonably acceptable to the Trustee to the effect that immediately following the acquisition of the Assets, the Trustee will have a perfected security interest therein, which security interest is subject to the provisions of this Note Agreement.

          (c) The Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the Debtor's notice address set forth in Section 10.03 or, upon thirty (30) days prior written notice to the Trustee, at such other locations specified in a written notice to the Trustee. The Debtor will hold and preserve its records concerning such Collateral, and will permit representatives of the Trustee and the Noteholders upon reasonable prior notice during normal business hours to inspect and make abstracts from such records relating to the Collateral as well as any contract, other agreements, documents, instruments or chattel paper that relate to the Collateral.

          (d) The Debtor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the delivery of such legal opinions as may reasonably be requested by the Trustee in form and substance reasonably acceptable to the Trustee and the filing in the applicable public recording office of all necessary UCC-1 financing statements or chattel mortgage agreements, which may be made through blanket filings covering Collateral and after-acquired Collateral pledged to the Trustee under this Note Agreement) naming the Debtor as debtor and the Trustee as secured party and any amendments to UCC-1 financing statements as are necessary to perfect and protect the Trustee's interests in the Collateral on behalf of the Noteholders and the proceeds thereof and all other items described in Section 3.01. The Trustee shall be responsible at the Debtor's expense to file all required continuation statements for the UCC-1 financing statements then on file against the Debtor with respect to the Collateral.

          (e) With respect to Receivables pledged to the Trustee from time to time, the Debtor shall be responsible at the Debtor's expense to file all required continuation statements for the UCC-1 financing statements then on file listing Medical Capital Management, Inc. as the creditor and the Receivable Seller or other seller of the Receivable to Medical Capital Management, Inc. as the debtor.

          (f) The Debtor authorizes the filing by the Trustee of any and all UCC-1 financing statements with respect to the Collateral or amendments, continuation statements, or termination statements for any related UCC-1 financing statement as may be necessary to perfect the security interest of the Trustee in the Collateral under the applicable UCC. In the event that the Debtor fails to file UCC-1 financing statements or continuation statements as required pursuant to Sections 3.05(d) or (e), the Trustee shall file such statements pursuant to Section 3.05(d) (and may file such statements pursuant to Section 3.05(e)) promptly after actual knowledge of such failure is obtained by any officer within the Corporate Trust Department of the Trustee.

          (g) The Debtor will provide to the Trustee a schedule in an electronic form readable by the Trustee listing (i) all of the Collateral then pledged to the Trustee and each of the related UCC-1 financing statements showing the Trustee as secured party, the location where each was filed, filing number assigned by the applicable public recording agency, date of filing, and the Debtor's name appearing as debtor thereon and (ii) the UCC-1 financing statement filed with respect to each of the Receivables then pledged to the Trustee showing the Debtor as secured party, the location where it was filed, filing number assigned by the applicable public recording agency, date of filing, and the debtor's name appearing thereon. The schedule shall be provided to the Trustee within 15 days after the end of each calendar quarter. The Trustee shall hold such schedule in its files and shall have no obligation to review, examine, inspect, or otherwise determine the accuracy of the information set forth therein. The Debtor shall also provide to the Trustee along with the quarterly schedule, a certification that, pursuant to Section 4(a) of Exhibit B-1, original copies of the Purchase Documents between the Debtor and the sellers of Eligible Receivables referenced on said schedule are on file with the Debtor on behalf of the Trustee.

     SECTION 3.06. CONTINUING SECURITY INTEREST.

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment of all Notes, (b) be binding upon the Debtor, its successors and assigns, and (c) inure to the benefit of the Trustee, the Noteholders, and any participant and their respective successors, transferees, and assigns.

     SECTION 3.07. FURTHER ASSURANCES.

          (a) The Debtor agrees from time to time, at Debtor's expense, to promptly execute and deliver all further instruments and documents
     (including, without limitation, legal opinions in form and substance reasonably acceptable to the Trustee), and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Debtor shall from time to time at Trustee's request provide promptly to it a current, accurate and complete list of all Receivable Sellers (and their respective addresses) from whom Debtor has acquired any Receivables. Insofar as any property and/or documents which may be Collateral hereunder, the Debtor will sign and deliver to the Trustee on demand such forms of financing statements as may be required by the Trustee, will pay any related filing fees, and will file, or cause to be filed, such financing statements in the applicable jurisdictions. The Trustee's rights as specified herein or therein shall be in furtherance of and/or in addition to, but not in limitation of, the Trustee's rights under any applicable law.

          (b) The Debtor hereby authorizes the Trustee in connection with the lapse or imminent lapse of any previously filed financing statement to file one or more financing or continuation statements, and amendments thereto relative to all or part of the then Collateral (including, without limitation, the financing or continuation statements referred to in Section 3.05(e)) without the signature of the Debtor where permitted by law. The Debtor agrees to reimburse the Trustee for the expense of any such filings, including its legal fees and expenses incurred in connection herewith.

          (c) The Debtor will furnish to the Trustee and the Noteholders, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee or the Noteholders may reasonably request, all in reasonable detail.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants as follows:

          (a) The Debtor owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except (i) for the security interest created by this Note Agreement and any financing statement filed in favor of the Trustee in connection herewith and (ii) with respect to Collateral other than Receivables, any security interest set forth on the schedule describing such other Collateral provided pursuant to Section 3.01(b) to the Trustee upon disbursement of funds from the Concentration Account in connection with the acquisition of such other Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (i) such as may have been filed in favor of the Trustee relating to this Note Agreement and (ii) with respect to Assets, such as may have been filed in connection with any security interest set forth on the schedule describing such other Collateral provided pursuant to Section 3.01(b) to the Trustee upon disbursement of funds from the Concentration Account in connection with the acquisition of such other Collateral.

          (b) This Note Agreement creates a valid security interest in favor of the Trustee in the Collateral, securing the payment of the Obligations, and all filings have been made that are necessary in any jurisdiction to perfect in favor of the Trustee for the benefit of the Noteholders (i) a first priority security interest in the Receivables and (ii) with respect to other Collateral a first or junior priority security interest as set forth on the schedule describing the other Collateral provided pursuant to
     Section 3.01(b) to the Trustee upon disbursement of funds from the Concentration Account in connection with the acquisition of the other Collateral.

          (c) Except as contemplated by this Note Agreement, no authorization, approval or other actions by, and no notice to or filing with, any governmental authority or regulatory body is required by either (i) for the grant by the Debtor of the security interest granted hereunder or for the

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
     execution,  delivery or performance of this Note Agreement by the Debtor or
     (ii) for the perfection of or the exercise by the Trustee of its rights and remedies hereunder.

          (d) All of the Receivables are "accounts" with the meaning of Article 9 of the Uniform Commercial Code.

     SECTION 4.02. REPLACEMENT OF DEFECTIVE COLLATERAL.

          (a) Upon discovery by the Debtor, or upon actual knowledge of the Trustee, of a breach of any of the such representations and warranties in
     Section 4.01 which materially and adversely affects the value of the Collateral or the interest of the Noteholders, or which materially and adversely affects the interests of the Noteholders in the related item of Collateral as determined by the Administrator in the reasonable exercise of its discretion, the party discovering such breach shall give prompt written notice to the other. The Debtor shall within ninety (90) days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects or (i) if the defective item of Collateral is a Receivable, replace the defective item of Collateral with Eligible Receivables as to which the Debtor is entitled to receive in the aggregate at least as much from the related Approved Payor as under the defective Receivable or (ii) if the defective item of Collateral is not a Receivable, replace it with Collateral of substantially equivalent fair market value as determined by the Administrator, or (iii) prepay principal on Outstanding Notes pursuant to Section 2.09 in an amount at least equal to the funds disbursed from the Concentration Account to purchase the defective item of Collateral.

          (b) It is understood and agreed that the obligations of the Debtor set forth in this Section 4.02 to cure or substitute a defective item of Collateral or prepay Notes constitute the sole remedies of the Trustee and the Noteholders hereunder respecting a breach of the representations and warranties contained in Section 4.01. Any cause of action against the Debtor relating to or arising out of a material defect in a document relating to Collateral or arising out of a breach of any representations and warranties made in Section 4.01 shall accrue as to any item of Collateral upon (i) discovery of such defect or breach by any party and notice thereof to the Debtor, (ii) failure by the Debtor to cure such defect or breach or replace such defective collateral or prepay Notes as provided in this Section 4.02, and (iii) demand upon the Debtor by the Trustee or a majority of the Noteholders of the aggregate principal amount of then Outstanding Notes to take the actions described in Section 4.02(b)(ii).

          (c) Neither the Debtor nor the Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the prepayment of Notes or replacement of any defective item of Collateral pursuant to this Section or the eligibility of any item of Collateral for purposes of this Note Agreement.

          (d) In connection with a prepayment of Notes or replacement of a defective item of Collateral pursuant to this Section 4.02, the Debtor shall amend and deliver to the Trustee the applicable schedule of Collateral provided to the Trustee and an executed Certificate of

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
     Replacement Collateral substantially in the form of Exhibit B-3 hereto to reflect (i) the removal of the applicable item of defective Collateral from the terms of this Note Agreement and (ii) if applicable, the replacement of the defective item of Collateral. Upon the Debtor's compliance with the terms of this Section 4.02, the Trustee shall cause the lien of this Note Agreement and any applicable supplemental note agreement to be released with respect to the item of defective collateral and promptly return to the Debtor all documents evidencing the item of defective Collateral.

     SECTION 4.03. COVENANT TO REPLACE SERVICER. In the case of an entry of a decree or order for relief by any court or agency or supervisory authority having jurisdiction in respect of the Servicer in any voluntary or involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, the appointment of a receiver, liquidator, assignee, trustee, custodian, conservator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or an order of the winding up or liquidation of the affairs of the Servicer having been entered against the Servicer and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, the Debtor will take steps to promptly appoint a successor Servicer and take all reasonable steps to cause the Servicer to transfer the servicing to the successor Servicer in accordance with Sections 9.2 and 9.3 of the Servicing Agreement.

                                   ARTICLE V

                  TRUSTEE; COMMUNICATIONS AND REPORTS; ACCOUNTS

     SECTION 5.01. CERTAIN DUTIES OF TRUSTEE. In addition to the other duties set forth in this Note Agreement, the Trustee as trustee for the Noteholders shall:

          (a) NOTES.  Record the  transfer  or  exchange of Notes as provided in
     Article II hereof;

          (b) RELEASE. The Trustee shall upon written request from the Debtor in the form of Exhibit C hereto and subject to the provisions of this Note Agreement, take all actions reasonably necessary to effect the release of any Collateral from the lien of this Note Agreement or any supplemental note agreement to the extent the terms hereof permit the sale, disposition or transfer of such Collateral.

          (c) POWER OF ATTORNEY. The Debtor hereby irrevocably appoints, and hereby does appoint, the Trustee both as trustee for the Noteholders and as the Debtor's Attorney-in-Fact with full authority in the place and stead of the Debtor and in the name of Debtor, the Trustee or otherwise, from time to time in the Trustee's discretion, effective upon the occurrence of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to enforce, collect and dispose of the Collateral and to enforce the Transaction Documents, including the authority to:

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
               (i) ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for money due and to become due under or in respect to any of the Collateral;

               (ii) receive, endorse, collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above or otherwise;

               (iii) file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the right to the Trustee for the benefit of the Noteholders with respect to any of the Collateral; and

               (iv) notify the Servicer, any Receivable Seller and any Approved Payor of Debtor's collateral assignment and/or grant of a security interest in the Receivables to the Trustee for the benefit of the Noteholders and cause such Persons to remit payments directly to the Trustee and its designee.

The Debtor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.01(c) is irrevocable and coupled with an interest.

     SECTION  5.02.   CORPORATE  TRUSTEE  REQUIRED;   ELIGIBILITY;   CONFLICTING
INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Debtor agrees to deliver to the Trustee such information as the Trustee may reasonably request in order for the Trustee to provide the applicable information specified in TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.02, it shall correct such ineligibility or resign immediately in the manner and with the effect hereinafter specified in Section 5.03. Neither the Debtor nor any Person directly or indirectly controlling or controlled by, or under common control with, the Debtor shall serve as Trustee.

     SECTION 5.03. REPLACEMENT OF TRUSTEE.

          (a) The Trustee may resign by so notifying the Debtor; provided, however, no such resignation shall be effective until a qualified successor Trustee has accepted its appointment pursuant to this Section 5.03. The Noteholders of a majority in aggregate Outstanding principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Debtor shall remove the Trustee if:

               (i) the Trustee fails to comply with, or ceases to be eligible under, Section 5.02 hereof;

               (ii) the Trustee is adjudged bankrupt or insolvent;

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
               (iii) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or

               (iv) the Trustee otherwise in the Debtor's reasonable judgment becomes incapable of acting.

          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Debtor shall promptly appoint, by resolution of its Board of Directors, a successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Debtor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Debtor or the successor Trustee, such retiring Trustee shall, upon payment of its charges (including all unpaid amounts due and owing), execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Debtor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Note Agreement.

          (c) If no successor Trustee has been appointed by the date specified or within a period of ninety (90) days from the receipt of the notice by the Debtor, whichever period is the longer, (i) the Trustee may appoint a temporary successor Trustee having the qualifications provided in Section
     5.02 hereof or (ii) the retiring Trustee, the Debtor or the Noteholders of a majority in aggregate Outstanding principal amount of the Notes may request a court of competent jurisdiction to appoint a Trustee having the qualifications provided in Section 5.02 hereof. In the event a temporary successor Trustee is appointed pursuant to (i) above, the Board may remove such temporary successor Trustee and appoint a successor thereto.

     SECTION 5.04. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEBTOR. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereunder, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Debtor, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Noteholders or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Note Agreement, whether or not any such committee shall represent the Noteholders of more than sixty percent (60%) of the collective aggregate principal amount of the Outstanding Notes.

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
     SECTION 5.05. COMMUNICATION BY NOTEHOLDERS WITH OTHER NOTEHOLDERS. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Note Agreement or the Notes. The Debtor, the Trustee, and anyone else shall have the protection of TIA
Section 312(c).

     SECTION 5.06. REPORTS BY TRUSTEE TO NOTEHOLDERS. Within thirty (30) days after each twelve (12) month interval beginning with the date of this Note
Agreement, the Trustee shall mail to each Noteholder a brief report that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each securities exchange on which the Notes are listed. The Debtor agrees to promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

     SECTION 5.07. REPORTS BY DEBTOR. The Debtor will:

          (a) file with the Trustee, within fifteen (15) days after the Debtor is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities Exchange Commission may from time to time by rules and regulations prescribe) which the Debtor may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

          (b) file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by the Securities Exchange Commission, such additional information, documents and reports with respect to compliance by the Debtor with the conditions and covenants of this Note Agreement as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to the Noteholders, within thirty (30) days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Debtor pursuant to clauses (a) and (b) of this Section 5.07 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

     SECTION 5.08. STATEMENT AS TO COMPLIANCE. The Debtor will deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year, a written certificate, signed in the name of the Debtor by its Chairman of the Board, a Vice Chairman, its President or a Vice President and one other such officer of the Debtor, and delivered to the Trustee in which one of the two officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Debtor, stating whether or not to the knowledge of the signers thereof the Debtor is in compliance with all conditions and covenants under this Note Agreement, including, without limitation, whether all additional information, documents and reports required to be filed pursuant to Section 5.07 have been filed as required by Section 5.07, (all without regard to any period of grace or requirement of notice provided hereunder) and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which the signers may have knowledge and whether an opinion or opinions of counsel have been provided as required by Section 3.14(b) of the TIA.

     SECTION 5.09. PERFORMANCE BY THE TRUSTEE.

          (a) The Trustee hereby accepts the trusts imposed upon it by this Note Agreement, and agrees to perform said trusts, but only upon and subject to the following terms and conditions.

               (i) Except during the continuance of an Event of Default of which an officer in the Corporate Trust Department of Trustee has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Note Agreement and the Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Note Agreement against the Trustee. The Trustee shall not be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any Receivable, Asset, Transaction Document or other claim for payment assigned hereunder, except as the Trustee may elect to undertake on behalf of the Noteholders upon full and adequate indemnification acceptable to the Trustee for any and all costs and liabilities that may result from such collection or enforcement.

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Note Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Note Agreement and whether or not they contain the statements required under this Note Agreement.

               (iii) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Note Agreement, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) If the Debtor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Debtor under Section 5.10.

          (c) The Trustee shall pay the interest on the Notes(s) when due and payable and the principal and any accrued interest on any of (a) a Sinking Fund Redemption Date, in the amounts and on the dates set forth in Exhibit D, (b) a redemption date at the Redemption Price or (c) at its original stated Maturity Date from cash available in the Note Payment Account. The Trustee has no duty or obligation to pay the Notes from its own funds, assets or corporate capital or to make inquiry regarding, or investigate the use of amounts, disbursed from the Note Payment Account pursuant to
     Section 5.11(c)(v).

          (d) Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, if it is reasonably determined by the Trustee that it may incur costs, damages or liability for which it has no adequate source of payment or indemnity, the Trustee shall have no duty as to the Notes or any Collateral or as to the taking of any necessary steps to preserve or exercise rights against any Persons or any other right pertaining to any Collateral.

     SECTION 5.10. INDEMNITY AND EXPENSES.

          (a) The Debtor agrees to indemnify each of the Trustee and the Noteholders from and against any and all claims, losses and liabilities growing out of or resulting from this Note Agreement or any other security held by the Trustee with respect to the Notes, except claims, losses or liabilities resulting from such indemnified party's negligence or willful misconduct.

          (b) The Debtor will pay upon demand to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Trustee may incur, acting in good faith, in connection with (i) the custody, collection from, or other realization upon, any of the Collateral upon the occurrence of an Event of Default, (ii) the exercise of or enforcement of any of the rights of the Trustee hereunder, or (iii) the failure by the Debtor to perform or observe any of the material provisions hereof.

          (c) The Debtor's payment obligations pursuant to this Section 5.10 shall survive the discharge of this Note Agreement. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 7.01(h) or (i), the expenses are intended to constitute expenses of administration under Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     SECTION 5.11. ACCOUNTS; PAYMENTS ON NOTES. The Trustee as trustee for the Noteholders shall establish, maintain and administer each of the Accounts as follows:

          (a) CONCENTRATION ACCOUNT.

               (i) DEPOSITS.  The Trustee  shall deposit into the  Concentration
          Account:

                    (A) Pursuant to Section 2.01(g), the proceeds from the issuance of Notes;

                    (B) The gross proceeds received pursuant to Section 3.04;

                    (C) All  amounts  wired to the  Trustee  pursuant to Section
               5.11(b),  amounts  remitted  by the  Debtor  pursuant  to Section

               5.11(d), all proceeds derived from the Collateral and all other amounts to be deposited therein upon receipt of a direction in writing from the Debtor;

               (ii) WITHDRAWALS. To the extent funds are available in the Concentration Account, the Trustee shall withdraw from the Concentration Account and pay, remit, or transfer as and when instructed by the Debtor in writing (except as to amounts under clauses (A) and (C) below) or otherwise as directed by an order of a court of competent jurisdiction the following amounts in the following order of priority (any funds not so transferred or paid are to remain in the Concentration Account until subsequently applied pursuant to this Section 5.11(a)(ii)):

                    (A) To pay to the  Trustee,  the  amount  of its fee due and payable for performing services under this Note Agreement and any supplemental note agreements and expenses incurred in connection therewith relating to the Notes (Series II);

                    (B) Any amounts specifically identified by the Debtor or the
               Servicer in writing (I) deposited in the Concentration Account by the Debtor, or transferred to the Trustee from a Lock Box Account, in error, (II) deposited in the Concentration Account with respect to property that does not constitute Collateral, Permitted Investments, proceeds from the issuance of the Notes or proceeds thereof, or (III) deposited in the Concentration Account with respect to Assets that are pledged to secure Senior Indebtedness to the extent that such monies are required by the terms of the Senior Indebtedness to be held in a separate trust;

                    (C) To transfer  to the Note  Payment  Account,  the amounts specified in Section 5.11(c)(i);

                    (D)  To  transfer  the  Sinking  Fund   Redemption   Amounts
               specified in Exhibit D to the Note Payment Account in a manner as provided in Section 2.08(b);

                    (E) Following each deposit pursuant to Section 5.11(a)(i)(A)
               or each exchange of a Note pursuant to Section 2.01(f), to pay, as directed by the Debtor in writing, to the applicable Broker/Dealer or other selling agent any related sales expenses and commissions or to the Debtor to reimburse the Debtor for its payment of such sales expenses and commissions;

                    (F) As  directed in writing by the Debtor from time to time, amounts for the purchase of Eligible Receivables, Assets, or both, provided that the Trustee has received a duly authorized and executed certification substantially in the form of Exhibits B-1 or B-2, as applicable, to this Note Agreement;

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
                    (G) As  certified  in writing  by the Debtor to the  Trustee from time to time, the fee then payable to Administrator for services performed under the Administration Agreement and the fee payable to the Servicer for services performed under the Servicing Agreement;

                    (H) To pay to the Debtor,  the amount of the reserve account balance of a Receivable Seller that the Debtor certifies to the Trustee in writing that the Debtor is required to return pursuant to the related Purchase Documents;

                    (I) To  pay  amounts  to  the  Debtor  pursuant  to  Section
               5.11(h);

                    (J) To transfer  amounts  with respect to a series as may be specified in the related supplemental note agreement;

                    (K) Invest  the  remaining  amounts  promptly  in  Permitted
               Investments as provided in Section 5.11(e); and

                    (L) Withdraw and pay to the Debtor all of the remaining amounts upon termination of this Note Agreement.

          (b) FUNDS FROM LOCK BOX ACCOUNTS. The Debtor shall cause each custodian or trustee of a Lock Box Account to sweep the funds in each Lock Box Account and wire such funds to the Trustee on each Business Day on which such custodian or trustee and the Trustee is open for business.

          (c) NOTE PAYMENT ACCOUNT. The Trustee shall:

               (i) No later than three Business Days prior to an Interest Payment Date or Maturity Date, the Trustee shall calculate all amounts then due in accordance with Section 5.11(d)(ii) and withdraw from the Concentration Account such amounts that, when added to the amounts then on deposit in the Note Payment Account, are sufficient to pay principal and interest pursuant to Section 5.11(c)(v) on the next following Interest Payment Date or Maturity Date, as applicable, and deposit all such amounts withdrawn pursuant to this clause (i) immediately into the Note Payment Account, provided, however, that the Trustee may, but is not obligated to, make calculations of accrued interest due on the next following Interest Payment Date and withdraw related amounts from the Concentration Account and deposit them into the Note Payment Account more frequently during the calendar month preceding the Interest Payment Date (except that no portion of a principal payment on a Maturity Date may be withdrawn pursuant to this clause (i) before three Business Days in advance of the Maturity
          Date);

               (ii) Deposit amounts received pursuant to Section 5.11(a)(ii)(D) above;

               (iii) Deposit amounts received pursuant to Section 5.11(d)(ii);

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               (iv) Deposit amounts received pursuant to Section 2.09(f);

               (v) From amounts then on deposit in the Note Payment Account, withdraw amounts first to pay to the Noteholders of Outstanding Notes on each Interest Payment Date the interest then due and payable on the Notes and second, subject to Section 2.01(f), to pay to the Noteholders of Outstanding Notes on their Maturity Date or other date set for redemption of Outstanding Notes all principal then due and payable pursuant to the terms of such Notes, this Note Agreement, and any applicable supplemental note agreement;

               (vi) Withdraw the Sinking Fund Redemption Amounts specified in Exhibit D to pay to the Noteholders whose Notes are to be redeemed on the applicable monthly Sinking Fund Redemption Date;

               (vii) Invest the remaining in the Note Payment Account promptly in Permitted Investments as provided in Section 5.11(e); and

               (viii) Withdraw and pay to the Debtor all remaining amounts upon termination of this Note Agreement.

     (d) DEBTOR TO REMIT FUNDS; SCHEDULE OF PAYMENTS.

          (i) All Revenues received by the Debtor, if any, in respect of the Collateral shall be immediately remitted to the Trustee for deposit into the Concentration Account, which Revenues shall at all times be segregated from other funds of the Debtor.

          (ii) At the written request of the Trustee, interest and principal that is due and payable on any Note shall be deposited by the Debtor into the Note Payment Account to the extent the Trustee determines (after taking into consideration the withdrawals, if any, to be made pursuant to Section 5.11(c)(i) and the deposits, if any, made pursuant to Section 5.11(c)(iv)) that amounts on deposit in the Note Payment Account on the date the payment of interest or principal, or both, is due and payable will not be sufficient to make such payment. Such deposit into the Note Payment Account shall be made by the Debtor no later than one Business Day prior to the date such payment is due and payable. The Trustee shall provide written notice to the Debtor no later than three (3) Business Days prior to the date that the payment of interest or principal, or both, is due and payable stating the amount then on deposit in the Note Payment Account and the amount of any such insufficiency. In the absence of any manifest error in such statement or objection by the Debtor no later than one Business Day prior to the due date of such payment, the Trustee's calculations shall be deemed final and conclusive.

     (e) INVESTMENT OF FUNDS HELD BY TRUSTEE.

               (i) The Trustee shall invest money held for the credit of any Account or subaccount held by the Trustee hereunder as directed in writing (or oral direction confirmed in writing) by the Debtor, to the

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
          fullest extent practicable and reasonable, in Permitted Investments. Such direction by the Debtor shall not conflict with the obligation of the Trustee to make timely payments pursuant to Section 5.11(c)(v). In the absence of any such direction and to the extent practicable, the Trustee shall invest amounts held hereunder in those Permitted Investments described in clause (i) of the definition of the Permitted Investments. All income and earning on such investments shall be held in the Account to which the Permitted Investment is related and withdrawn pursuant to the applicable provisions of Section 5.11. The Trustee and the Debtor hereby agree that unless an Event of Default shall have occurred hereunder, the Debtor shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Permitted Investment and the Trustee shall not take such discretionary acts without such written direction.

               (ii) The Permitted Investments held by the Trustee shall be deemed at all times to be part of the related Account or subaccounts or combination thereof, and the Trustee shall inform the Debtor of the details of all such investments. Upon direction in writing from the Debtor, the Trustee shall use reasonable efforts to sell at the best price obtainable, or present for redemption, any Permitted Investment whenever it shall be necessary to provide money to meet any payment from the applicable Account. The Trustee shall advise the Debtor in writing, on or before the tenth (10th) day of each calendar month (or
          (A) if such day is not a Business Day, on the next following Business Day or (B) such later date as reasonably consented to by the Debtor) of all investments held for the credit of each Account in its custody under the provisions of this Note Agreement as of the end of the preceding month and the market value thereof in accordance with the Trustee's customary bank statements.

               (iii) Money in any Account may be pooled for the purpose of making investments. Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Accounts held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Debtor.

          (f) PAYMENT OF INTEREST AND PRINCIPAL. Pursuant to Section 5.11(c)(v) and (vi), the Trustee shall pay interest and principal due on the Notes from the funds on deposit in the Note Payment Account. Such payments shall be made on the date due to the registered Noteholder on the applicable Record Date. Each payment of interest and principal on any Note shall be paid in immediately available funds to each Noteholder's address located inside the United States as provided to the Trustee in writing. Each registered Noteholder shall be responsible for the proper calculation and payment of principal and interest to the holders of beneficial interests in the related Note and the Trustee shall have no responsibility therefor.

          (g) PAYMENTS TO BENEFICIAL OWNERS. Each payment with respect to a Note shall be paid to the Noteholder. Each Noteholder shall be responsible for remitting payments made by the Trustee with respect to the Note to the

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
     holders of beneficial interests in the Note that it represents or to each brokerage firm for which it acts as agent with respect to the Note in accordance with its normal procedures. Each such brokerage firm or Clearing Agency shall be responsible for disbursing funds to the holders of beneficial interests in the Note that it represents in accordance with its normal procedures. None of the Trustee, the Debtor, the Administrator or the Servicer shall have any responsibility therefor except as otherwise provided by this Note Agreement.

          (h) EXCESS FUNDS. As directed in writing by the Debtor, the Trustee shall distribute a portion of the monies on deposit in the Concentration Account to the Debtor free of the lien of this Note Agreement, provided that no distribution under this paragraph shall be made to the Debtor unless the Debtor certifies to the Trustee before the distribution that immediately after taking into account any such distribution, the sum of (i) the amounts on deposit in the Concentration Account (less moneys in the Concentration Account which the Debtor, Servicer, or Administrator is then entitled to receive but which have not yet been removed from the Concentration Account) and (ii) the then Net Collectible Amount of the Receivables and the fair market value of other Collateral is or will be, immediately after such transfer, at least equal to one hundred percent (100%) of the aggregate principal amount of the then Outstanding Obligations plus accrued interest. For purposes of this Section 5.11(h), the fair market value of the Collateral other than the Receivables shall be certified in writing to the Trustee by the Debtor and determined in a manner reasonably acceptable to the Trustee at the expense of the Debtor.

          (i) RIGHTS TO PAYMENTS. The rights of the Noteholders to receive payments in respect of their Notes, and all rights and interests of the Noteholders in and to such payments, shall be as set forth in this Note Agreement. Neither the Noteholders of any class of Notes nor any party hereto shall in any way be responsible or liable to the Noteholders of any other class of Notes in respect of amounts properly previously distributed on the Notes.

          (j) Any amounts which the Debtor requests the Trustee to wire pursuant to this Note Agreement shall be wired by the Trustee as directed by the Debtor on the day the executed certification or other request in form and substance as required by this Note Agreement is received by the Trustee if such certification or request is received before 11:00 a.m. Mountain Time, and if not so received, on the next following Business Day.

                                   ARTICLE VI

                                   SENIOR DEBT

     SECTION 6.01. SENIOR INDEBTEDNESS.

          (a) Nothing in this Note Agreement shall restrict the right of the Debtor to issue Senior Indebtedness or any other indebtedness on terms deemed acceptable by the Debtor in its sole discretion, provided that (i) the terms of this Note Agreement and any supplemental note agreement may only be amended or modified pursuant to Article IX and (ii) the priority of

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
     the lien held by the  Trustee  in any monies or  property  to be pledged to
     secure  the  Senior   Indebtedness  shall  not  be  modified,   changed  or
     subordinated except pursuant to Section 9.03.

          (b) "Senior Indebtedness" is indebtedness of the Debtor in which the instrument creating or evidencing the indebtedness or the assumption or guarantee thereof expressly provides that such indebtedness shall be senior in right of payment to the Notes or indebtedness which is senior by law in right of payment to the Notes, including, without limitation, all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. The term "Senior Indebtedness" shall not include (i) indebtedness evidenced by the Notes,
     (ii) indebtedness of the Debtor to any subsidiary parent or affiliate of the Debtor, a majority of the voting stock of which is owned, directly or indirectly, by the same Persons, (iii) accounts payable or other indebtedness to trade creditors created or assumed by the Debtor in the ordinary course of business unless required by law to be senior in right of payment to the Notes, and (iv) any particular indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

     SECTION 6.02. NOTEHOLDERS' RIGHTS NOT IMPAIRED. Subject to the right of any Senior Indebtedness to be repaid from the income, assets, and properties of the Debtor to the extent not pledged to the Trustee hereunder, nothing contained in this Article VI or elsewhere in this Note Agreement or in the Notes is intended to or shall impair, as between the Debtor, its creditors and the Noteholders, the obligation of the Debtor to pay to the Noteholders the amounts due to them hereunder as and when the same shall become due and payable in accordance with the terms of this Note Agreement, nor shall anything herein prevent the Trustee or the Noteholder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note Agreement, subject to the rights, if any, under this Article VI of the holders of Senior Indebtedness.

     SECTION 6.03. ACCEPTANCE BY NOTEHOLDERS. Each Noteholder by such Noteholder's acceptance of Notes acknowledges and agrees that the foregoing provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created, assumed or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto. Each Person holding any Note whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions of this Article VI.

     SECTION 6.04. PRIORITY OF NOTES. Except with respect to the collateral pledged to secure the Notes, notes issued pursuant to this Note Agreement shall rank on a parity with the general credit of the Debtor with notes issued pursuant to the Amended and Restated Note Issuance and Security Agreement dated as of February 15, 2001 by and between the Debtor and the Trustee.

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
                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT. With respect to the Notes (Series II) and except as provided in Section 6.01, each of the following events and occurrences shall constitute an "Event of Default" under this Note Agreement:

          (a) Debtor shall default in the payment or prepayment when due of any principal or interest on any Note (Series II), or Debtor shall fail to make any payment or deposit when required hereunder, and such default or failure shall continue unremedied for fifteen (15) days;

          (b) Debtor shall default in the payment when due of any Sinking Fund Redemption Amount payments with respect to the Notes (Series II), and such default shall continue unremedied for thirty (30) days;

          (c) Subject to Section 4.02, any representation or warranty made by Debtor in any Transaction Document securing the Notes (Series II) shall have been incorrect in any material respect when made or confirmed, or any certificate or determination of Debtor furnished hereunder or in connection with the Notes (Series II) was false or misleading as of the date made in any material respect, and which within 30 days of notice by the Trustee fails to cure such inaccuracy;

          (d) Debtor materially breaches any other covenant or provision of this Note Agreement with respect to the Notes (Series II) and such breach continues unremedied for a period of thirty (30) days after receipt of notice from a Noteholder or the Trustee;

          (e) Debtor materially breaches any of the terms, conditions or its obligations in the Servicing Agreement or the Administration Agreement with respect to the Notes (Series II) and such breach continues unremedied for a period of thirty (30) days after notice from the Servicer or the Administrator, as applicable;

          (f) Any judgment against the Debtor or any attachment, levy or execution against any material portion of its respective properties for which an amount in excess of twenty five percent (25%) of the Debtor's total assets shall remain unpaid, or shall not be discharged of record, or bonded, for a period of ninety (90) days or more after its entry, issue or levy, as the case may be;

          (g) The Debtor shall be unable, or generally fail to pay, or admit in writing its inability or unwillingness to pay its debts as they mature or become due;

          (h) The Debtor shall make any assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Debtor or for any of their property, or the commencement of any case or proceedings by the Debtor under any bankruptcy, reorganization, arrangement of debt,

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
     insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute or the commencement of any such case or proceedings without the consent of the Debtor and such proceeding shall continue undischarged for a period of ninety (90) days;

          (i) Debtor ceases to do business for any reason whatsoever or institutes any proceeding for its dissolution or termination;

          (j) A moratorium shall be agreed to or declared in respect of any indebtedness of Debtor, or any governmental authority or agency shall have seized, compulsorily purchased or appropriated all or a substantial part of the assets of Debtor; or

          (k) It becomes unlawful for Debtor to perform any material obligation hereunder or under other documents executed in connection herewith.

     SECTION 7.02. NOTEHOLDER'S DIRECTION UPON DEFAULT. If an Event of Default shall occur and be continuing, (a) the Trustee may, in its sole discretion and
(b) subject to Section 7.02(c), the Trustee shall upon written request of Noteholders of Outstanding Applicable Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Applicable Notes, by notice to Debtor declare all Applicable Notes together with accrued interest and any other sum payable hereunder, to be immediately due and payable (and the same shall thereupon become due and payable without presentment, demand, protest or notice of any kind, other than are hereby expressly required by this Section 7.02, all of which are hereby expressly waived by Debtor). Upon such acceleration, in addition to the other remedies set forth in Section 7.03:

          (a) The Trustee may liquidate all funds in the Accounts related to the Applicable Notes (and all related funds that may thereafter be deposited in such Accounts) and the Permitted Investments related to the Applicable Notes. Upon such liquidation, the proceeds realized from any such liquidation shall be applied by the Trustee on the next Interest Payment Date on which the Applicable Notes are Outstanding in the following order of priority:

               (i) First, to the payment of all of Trustee's fees, costs and expenses incurred by it or incurred by acting on behalf of the Noteholders of the Applicable Notes in enforcing Its rights and remedies hereunder (including, without limitation, its attorneys' fees and expenses);

               (ii) Second, to the payment of Senior Indebtedness to the extent that such proceeds are required by an order of a court of competent jurisdiction court to be used to pay the Senior Indebtedness;

               (iii) Third,  to the payment of any unpaid fee that is payable to
          (A) the bank acting as the custodian for the Lock Box Account with respect to the Applicable Notes and (B) the Servicer and Administrator for services performed under the Servicing Agreement and the
          Administration Agreement with respect to the Collateral for the Applicable Notes following its pledge to the Trustee hereunder;

               (iv) Fourth, to the payment of all of the costs and expenses of the Noteholders of the Applicable Notes incurred in enforcing their

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
          rights and remedies hereunder (including, without limitation, their attorneys' fees and expenses) or under the other related Transaction Documents;

               (v) Fifth, to the payment to the Noteholders of the Applicable Notes, pro rata, the amount then owing or unpaid under the Note for interest and then principal; and

               (vi) Sixth, to the extent available, to the payment to Debtor, its successors or assigns, or to whomever may be lawfully entitled to receive same any remaining proceeds of such liquidation.

          (b) The Trustee shall apply all payments received thereafter with respect to the Receivables or other Collateral securing the Applicable Notes in the order of priority set forth in Paragraph 7.02(a) above.

          (c) Upon providing to the Trustee adequate indemnity for costs, expenses and liability, the Trustee shall take any and all actions permitted by law to realize upon their security interest in the Collateral securing the Applicable Notes and otherwise exercise remedies and undertake all actions as may be desirable or necessary to recover all amounts due and owing Noteholders of the Applicable Notes;

          (d) The Trustee may, and upon the written instruction of Noteholders of Outstanding Applicable Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Applicable Notes shall, exercise all of the Debtor's rights, but not its obligations, under the terms of the Servicing Agreement, the Purchase Agreement and the other Transaction Documents with respect to the Applicable Notes; and

          (e) The Trustee may, and upon the written instruction of Noteholders of Outstanding Applicable Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Applicable Notes shall, waive the Event of Default, except failure to pay principal and interest when due, provided that no waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default or of the continuance of the Event of Default so waived except in accordance with the terms of the waiver.

     SECTION 7.03. REMEDIES.

          (a) Pursuant to the Debtor's collateral assignment of all of its interest in the Collateral to the Trustee, and pursuant to the Servicing Agreement, Debtor agrees that the Trustee may, upon occurrence of an Event of Default, collect, at the Debtor's expense, all amounts due or to become due under the Collateral securing the Applicable Notes. In connection with such collections, the Debtor agrees that the Trustee may take or direct such action as the Trustee may deem necessary or advisable to enforce collection or liquidation of such Collateral.

          (b) If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against

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
     the Debtor for the whole amount owing with respect to the Applicable Notes and the amounts provided for in Section 5.10.

          (c) Upon the occurrence of any Event of Default, Trustee may, and shall upon the direction of the Noteholders as provided in Section 7.02 above, exercise any of the rights provided for in this Note Agreement (including Section 7.02) or other Transaction Document with respect to the Applicable Notes, or at law or equity, including, without limitation, all the rights and remedies of a secured party under the UCC. The Trustee shall be obligated to act only upon receipt of full and adequate indemnification from Noteholders of the Applicable Notes for any and all costs and liabilities that may result from exercise of such remedies prior to undertaking any thereof.

          (d) At any time after a declaration of acceleration has been made pursuant to Section 7.02 and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided herein, the Noteholders of Outstanding Applicable Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Applicable Notes, by written notice to the Debtor and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Debtor has paid or deposited with the Trustee a sum sufficient to pay:

                    (A) all overdue  installments of interest on such Applicable
               Notes,

                    (B) the principal of and premium, if any, on such Applicable
               Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates borne by such Applicable Notes,

                    (C) to the extent that  payment of such  interest is lawful, interest upon overdue installments of interest at the respective rates borne by such Applicable Notes, and

                    (D) all sums paid or advanced by the Trustee  hereunder  and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, in each case, with respect to such Applicable Notes; and

               (ii) all Events of Default, other than the nonpayment of the principal of such Applicable Notes which have become due solely by such acceleration, have been cured or waived as provided in this Note Agreement.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

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
     SECTION 7.04. TRUSTEE MAY FILE PROOFS OF CLAIM.

               (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Debtor or any other obligor upon the Notes or the property of the Debtor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any class or series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Debtor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                    (i) to file and prove a claim for the whole amount,  or such lesser amount as may be provided for in the Applicable Notes, of principal and interest, if any, owing and unpaid in respect of the Applicable Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Noteholders allowed in such judicial proceeding; and

                    (ii) to  collect  and  receive  any money or other  property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Noteholder, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Applicable Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder of an Applicable Note in any such proceeding.

          (c) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Noteholders of the Applicable Notes, and it shall not be necessary to make any Noteholder of the Applicable Notes parties to any such proceedings.

     SECTION 7.05. NOTICE OF DEFAULTS. Within ninety (90) days after the occurrence of any default hereunder with respect to the Applicable Notes, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the TIA notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived. Such default shall be treated as known to the Trustee only when actual knowledge of such default is obtained by any officer within the Corporate Trust Department of the Trustee, including, without limitation, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. Except in the case of a default in the payment of the principal of or interest with respect to any Applicable Note, or in the payment of any Sinking Fund Redemption Amount installments with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such provision is hereby expressly excluded from this Note Agreement, as permitted by the TIA. For the purpose of this Section 7.05, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Applicable Notes. The Trustee shall not give notice of a default in the payment of the principal of or interest with respect to any Applicable Note until at least sixty (60) days have passed since its occurrence.

     SECTION 7.06. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Note Agreement or the Applicable Notes may be prosecuted and enforced by the Trustee without the possession of any of the Applicable Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

     SECTION 7.07. LIMITATION ON SUITS.

          (a) No Holder of any Applicable Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Note Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to Applicable Notes of the same series;

               (ii) the Noteholders of Outstanding Applicable Notes evidencing not less than twenty five percent (25%) of the principal due on the Outstanding Applicable Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (iii) such Noteholder or Noteholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Noteholders of Outstanding Applicable Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Applicable Notes;

          (b) One or more Noteholders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of this Note Agreement to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Note Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

                                  ARTICLE VIII

                          TERMINATION OF NOTE AGREEMENT

     SECTION 8.01. DEPOSIT OF PAYMENT. When the Debtor has delivered to the Trustee a statement that it does not intend to authorize any further series or classes of Notes under this Note Agreement and all Outstanding Notes have become due and payable and the Debtor deposits with the Trustee funds, as permitted by the terms of this Note Agreement including all supplemental note agreements, sufficient to pay at their stated maturity the principal and accrued and unpaid interest of all Outstanding Notes, and the Debtor deposits with the Trustee or pays, or adequate provision has been made for, all other sums payable under this Note Agreement and all supplemental note agreements, then this Note Agreement and all supplemental note agreements and the trusts created thereby shall, subject to Section 5.10 above, cease to be of force and further effect and shall terminate. The Trustee shall join in the execution of a document prepared by the Debtor and reasonably acceptable to the Trustee acknowledging satisfaction and discharge of this Note Agreement and all supplemental note agreements on request of the Debtor.

     SECTION 8.02. APPLICATION OF FUNDS. The Trustee shall hold in trust for the benefit of the Noteholders all amounts deposited pursuant to Section 8.01 (and all investments of such amounts). The Trustee shall apply such deposited amounts first in accordance with Section 5.11(a) and then 5.11(c) this Note Agreement.

     SECTION 8.03. REINSTATEMENT. If the Trustee is unable to apply any amounts deposited in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Debtor's obligations under this Note Agreement shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII, until such time as the Trustee is permitted to apply all such amounts in accordance with Section 8.02; provided, however, that if the Debtor makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Debtor shall be subrogated to the rights of the Noteholders to receive such payment from the amounts held by the Trustee after payment to the Noteholders.

     SECTION 8.04. UNCLAIMED FUNDS. The Trustee shall return to the Debtor any money held by it for the payment of any amount with respect to the Notes that remains unclaimed one year subsequent to the due date of such payment provided, the Trustee before being required to make any such return, shall mail to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of mailing, any unclaimed money then remaining will be returned to the Debtor. After return to the Debtor, Noteholders entitled to the money must look to the Debtor for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE IX

                   AMENDMENTS AND SUPPLEMENTAL NOTE AGREEMENTS

     SECTION 9.01. GENERAL. Subject to Sections 9.02 and 9.03 below, this Note Agreement may be amended only by an instrument in writing signed by the Trustee and the Debtor which may waive any provision of this Note Agreement. Upon the execution of any amendment or supplemental note agreement under this Article IX, this Note Agreement shall be modified in accordance therewith, and such amendment or supplemental note agreement shall form a part of this Note
Agreement for all purposes; and every Note theretofore or thereafter issued hereunder shall be bound thereby.

     SECTION 9.02. AMENDMENT WITHOUT CONSENT OF NOTEHOLDERS. The Debtor and the Trustee may, without the consent of or notice to any of the Noteholders, enter into or amend any note agreement(s) supplemental to this Note Agreement for any one or more of the following purposes:

          (a) to cure any ambiguity or formal defect or omission in this Note Agreement;

          (b) to grant to or confer upon the Trustee for the benefit of the Noteholders any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Noteholders or the Trustee;

          (c) to subject to this Note Agreement additional revenues, properties or collateral;

          (d) modify, amend or supplement this Note Agreement in such manner as to permit the qualification of this Note Agreement or any supplemental note agreement under the TIA or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Note Agreement or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by the TIA or similar federal statute;

          (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder;

          (f) to provide for the issuance or redemption of Notes pursuant to this Note Agreement, including the creation of appropriate Accounts and subaccounts with respect to such Notes;

          (g) to amend this Note Agreement to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement;

          (h) to make any other change which, in the judgment of the Trustee, is not to the material prejudice of the Noteholders;

          (i) to provide for the assumption of the Debtor's obligations to the Noteholders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Debtor's assets;

          (j) to provide for the creation, terms and provisions of any series of Notes (other than Notes (Series II)) as provided in Article II;

     provided, however, that nothing in this Article IX shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a supplemental note agreement.

     SECTION 9.03. AMENDMENT WITH CONSENT OF NOTEHOLDERS. Exclusive of amendments and supplemental note agreements covered by Section 9.02 and subject to the terms and provisions contained in this Section 9.03, the Noteholders of Outstanding Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Notes shall have the right, from time to time, to consent to and approve the execution by the Debtor and the Trustee of such other Note Agreement supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Note Agreement or in any supplemental note agreement; provided, however, if such modified, altered, amended, added or rescinded provision applies only to a particular series of Notes, or the rights of the Noteholders of only a particular series would be modified, the consent of the Noteholders of Outstanding Notes evidencing more than fifty percent (50%) of the principal due on the Outstanding Notes of only such series shall be required, and, provided further, that nothing in this Article IX shall permit, or be construed as permitting:

     (a) without the consent of all Noteholders affected thereby,

          (i) an extension of the maturity date of the principal of or a change in the interest rate on any Note other than in accordance with the terms of this Note Agreement;

          (ii) a reduction in the principal amount due on any Note or alteration of the manner or rate of accrual of interest thereon;

          (iii) a privilege or priority of any Note over any other Note;

          (iv) a reduction in the aggregate principal amount of the Notes required for consent to a supplemental note agreement or modification, alteration, amendment, addition to or rescission of this Note Agreement; or

          (v) the creation of any lien on the Collateral securing the Notes except as otherwise provided herein; or

          (vi) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

It shall not be necessary for the consent of the Noteholders under this Article IX to approve the particular form of any proposed amendment or supplemental note agreement, but it shall be sufficient if such consent approves the substance thereof.

     SECTION 9.04. SENIOR INDEBTEDNESS. An amendment or supplemental note agreement under this Article IX may not make any change that adversely affects the rights under Article VI of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness, as evidenced in writing and delivered to the Trustee.

     SECTION 9.05. NOTICE TO NOTEHOLDERS. After an amendment or supplemental note agreement under this Article IX becomes effective, the Trustee shall mail to each Noteholder a notice briefly describing the amendment or supplemental note agreement.

     SECTION 9.06. COMPLIANCE WITH TIA. Every supplemental note agreement executed pursuant to this Article IX shall comply with the TIA as then in effect, if then required to so comply.

     SECTION 9.07. RIGHTS OF NOTEHOLDERS NOT IMPAIRED. Notwithstanding any other provision of this Note Agreement, but subject to Article VI, Section 7.02(e), and Section 10.02 , the right of any Noteholder to receive payment of the principal amount, Redemption Price or interest, if any, in respect of the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes or any date of redemption, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Noteholder.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of Colorado without regard to applicable conflicts of law principles.

     SECTION 10.02. WAIVER. The Debtor hereby waives notice of acceptance of this Note Agreement and also presentment, demand, protest and notice of dishonor of any and all of its Obligations herein or in the Notes, or other Transaction Documents, and promptness in commencing suit against any party hereto or liable thereon, and in giving any notice to or of making any claim or demand hereunder upon the Debtor. No failure on the part of Trustee to exercise, and no delay in exercising, any right hereunder or with respect to the obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any rights hereunder or with respect to the Obligations preclude any other right. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default or of the continuance of the Event of Default so waived except in accordance with the terms of the waiver. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

     SECTION 10.03. NOTICES.

          (a) Any notice hereunder shall be in writing and shall be personally delivered or transmitted by facsimile, postage prepaid registered mail, return receipt requested, or overnight delivery service addressed to the party receiving such notice at the following address:

     If to Debtor:

     Medical Capital Management, Inc.
     2100 South State College Blvd.
     Anaheim, CA 92806
     Telephone: (714) 935-3100
     Facsimile: (714) 935-3114

     If to Trustee:

     Zions First National Bank
     717 17th Street,
     Suite 301
     Denver, CO 80202
     Attention: Corporate Trust Administration
     Telephone: (720) 947-7470
     Facsimile: (720) 947-7480

     All notices and other communications shall be deemed to have been duly given on the date of delivery if delivered personally, the date five (5) days after if transmitted by mail, in the case of a telecopy, telex, telegram, or cable, at the time sent, provided that any notice to be given to the Noteholder or the Trustee shall be effective only when received. Any party may change its address for proposes hereof by written notice to the other.

          (b) The Debtor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except as otherwise provided, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee. If the Debtor mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee.

     SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Debtor to the Trustee to take any action under this Note Agreement, the Debtor shall furnish to the Trustee:

          (a) a written certificate signed in the name of the Debtor by its President, Chief Executive Officer, Chief Operating Officer, Chief
     Accounting Officer or a Vice President, and delivered to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Note Agreement relating to the proposed action have been complied with; and

          (b) an opinion of counsel reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided that in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Note Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

     SECTION 10.05. [RESERVED].

     SECTION 10.06. SEVERABILITY. Any provision of this Note Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.07. TIA. This Note Agreement is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. If any provision in this Note Agreement or any supplemental note agreement limits, qualifies or conflicts with another provision in this Note Agreement or any supplemental note agreement which is required to be included in an indenture qualified under the TIA, such required provision shall control.

     SECTION 10.08. NONLIABILITY OF DIRECTORS; NO GENERAL OBLIGATION. It is hereby expressly made a condition of this Note Agreement that any agreements, covenants, or representations herein contained or contained in the Notes or supplemental note agreements do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or directors of the Debtor. Nothing contained in this Section, however, shall relieve the Debtor from the observance and performance of the several covenants and agreements on its part herein contained.

     SECTION 10.09. SCOPE OF DEBTOR'S LIABILITY. Anything herein to the contrary notwithstanding:

          (a) The Debtor shall remain liable under the Notes, Servicing Agreement and the other Transaction Documents and all other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Note Agreement has not been executed; and

          (b) The exercise by the Trustee of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the Note, the Receivables, the Assets, other Transaction Documents and all other agreements included in the Collateral.

     SECTION 10.10. ASSIGNMENT. Except as set forth in Section 5.03, the Trustee may assign or transfer this Note Agreement or transfer therewith the whole or any part of the security hereunder only with the prior written consent of the Noteholders holding Notes evidencing more than 50% of the principal due on the Notes. The Debtor shall not be entitled to transfer its rights and obligations hereunder without the prior written consent of the Trustee and the Noteholder holding Notes evidencing more than 50% of the principal due on the Notes.

     SECTION 10.11. WHEN THE DEBTOR MAY MERGE OR TRANSFER ASSETS.

          (a) The Debtor shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Debtor is the surviving Person), unless:

               (i) the Person (if other than the Debtor) formed by such consolidation or into which the Debtor is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Debtor substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental note agreement, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Obligations and Redemption Price, if any, on the Notes, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Debtor under the Notes and this Note Agreement, and shall have provided for conversion rights in accordance with this Note Agreement; and

               (ii) immediately after giving effect to such transaction, no Event of Default or any event, condition or occurrence that after notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing

          (b) The successor Person formed by such consolidation or into which the Debtor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Debtor under this Note Agreement with the same effect as if such successor had been named as the Debtor herein; and thereafter, except in the case of a lease, the Debtor shall be discharged from all obligations and covenants under this Note Agreement and the Notes.

     SECTION 10.12. SECTION REFERENCES. All references to Articles, Sections, Subsections, or Clauses in this note Agreement are a reference to an Article, Section, Subsection or Clause of this Note Agreement unless otherwise stated.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Agreement to be duly executed by their authorized representatives as of the date first written above.

DEBTOR:                                 MEDICAL CAPITAL MANAGEMENT, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


TRUSTEE:                                ZIONS FIRST NATIONAL BANK, as Trustee


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]
                        MEDICAL CAPITAL MANAGEMENT, INC.
                       REDEEMABLE SECURED NOTE, SERIES II

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS INFORMATION INCLUDING THE PRINCIPAL AMOUNT, THE ISSUE DATE AND THE INTEREST RATE. ADDITIONAL INFORMATION WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE ADDRESS ON THE REVERSE SIDE OF THIS NOTE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE DEBTOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

No. _______________________                   Principal Amount: $_______________
Issue Date: __________, _____                 CUSIP:____________________________
Interest Rate: ____ % per annum               Stated Maturity:__________________

This is a duly authorized Note of the series stated above issued by Medical Capital Management, Inc., ("Debtor "). This Note is issued under a Note Issuance and Security Agreement dated as of _____2002 ("Agreement") between the Debtor and Zions First National Bank ("Trustee"). This Note is of the series stated above and is subject to the Agreement. The Agreement permits the Debtor to issue additional Notes, the terms of which may vary according to applicable series and, if applicable, the class within such series. The Notes are subject to of the terms of the Agreement , and Noteholders are referred to the Agreement for a statement of those terms. In the event that the terms of this Note conflict with the terms of the Agreement, the Agreement shall be the controlling document. Definitions of capitalized terms used in this Note and not defined herein have the meanings set forth in the Agreement (and any related supplemental indentures).

For value received, the Debtor (or its successors and assigns) promises to pay the principal amount of this Note on any of (a) on a monthly Sinking Fund Redemption Date for the applicable Sinking Fund Redemption Amount as set forth in Exhibit D to the Agreement and in accordance with Section 2.08 of the Agreement, (b) on a redemption date at the redemption price or (c) at the maturity date stated above, provided that the Note will not be paid on the maturity date and will be automatically exchanged for a Note bearing identical terms (except that the maturity date will be extended based on the term of this Note) unless the Noteholder provides notice to the Debtor in accordance with
Section 2.01(f) of the Agreement. Payment will be made to the Noteholder to whom this Note is issued, or the Noteholder's registered assigns.

The Debtor promises to pay interest on the outstanding principal amount of this Note on the tenth day of each calendar month commencing with the tenth day of the month following the month in which the Note is issued and continuing on each succeeding tenth day of each month until the Note has been repaid or made available for payment, or if the tenth day of a month is not a Business Day, then the next following Business Day (each an "Interest Payment Date"). Interest will be calculated on the basis of a 360 day year consisting of twelve 30-day months. The Debtor will pay interest to the Noteholder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the last day of the month immediately preceding the month in which the Interest Payment Date occurs or, with respect to the first Interest Payment Date, on the date the Note is issued.

The additional provisions of this Note set forth on the reverse form part of this Note.

This Note is not entitled to any benefit under the Agreement nor is this Note valid or obligatory for any purpose unless the certificate of authentication below has been executed by the Trustee by manual or facsimile signature.

IN WITNESS WHEREOF, Medical Capital Management, Inc. has caused this instrument to be duly executed.


                                        MEDICAL CAPITAL MANAGEMENT, INC.,
                                        a Delaware corporation


                                        By:_____________________________________
                                            [NAME OF REPRESENTATIVE AND TITLE]

                                        Dated:_____________, 200__

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     Zions First National Bank, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Agreement.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                       [FORM OF REVERSE OF SERIES II NOTE]

                        MEDICAL CAPITAL MANAGEMENT, INC.

SINKING FUND REDEMPTION

The Notes are subject to mandatory Sinking Fund Redemption in the amounts and on the dates set forth in Exhibit D to the Agreement and in accordance with Section
2.08 of the Agreement. At least thirty (30) but not more than sixty (60) days prior to each monthly Sinking Fund Redemption Date, the Trustee shall give notice to the Clearing Agency of the applicable upcoming monthly Sinking Fund Redemption and thereafter, the Clearing Agency shall select all or a portion of the beneficial interests in the Notes held by a Beneficial Owner in a manner to be determined in the sole discretion of the Clearing Agency and the Clearing Agency Participants in an amount equal to the Sinking Fund Redemption Amount for the applicable monthly Sinking Fund Redemption Date as designated in Exhibit D.

REDEMPTION AT THE OPTION OF THE DEBTOR

The Notes are redeemable as a whole or in part at any time at the option of the Debtor. Notice of redemption at the option of the Debtor will be mailed by the Trustee by first-class mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days before the redemption date to the Clearing Agency. If the Trustee holds, in accordance with the Note Agreement, on a date set for redemption of one or more Notes, money or securities, if permitted under the Note Agreement, sufficient to pay the Notes (or portion thereof) to be redeemed on that date, then on and after that date such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue.

SUBORDINATION

The Agreement does not limit the present or future amount of other indebtedness, including, without limitation Senior Indebtedness, that the Debtor may incur. Subject to the right of any Senior Indebtedness to be repaid from the income, assets, and properties of the Debtor to the extent not pledged to the Trustee under the Agreement, nothing contained in the Agreement or in this the Note is intended to or shall impair, as between the Debtor, its creditors and the Noteholder, the obligation of the Debtor to pay to the Noteholder the amounts due to it as and when the same shall become due and payable in accordance with the terms of the Agreement. Each Noteholder by such Noteholder's acceptance of this Note acknowledges and agrees that the provisions in Article VI of the Agreement are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created, assumed or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness

DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form, without coupons, in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof. A Noteholder may transfer Notes in accordance with the Note Agreement. The Trustee may require a Noteholder, among other things, to furnish appropriate endorsements, or provide a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Noteholder thereof or the Noteholder's attorney-in-fact duly authorized in writing. All notes surrendered for recordation of transfer and exchange shall be cancelled by the Trustee without payment of principal and have no further legal rights or effect.

PERSONS DEEMED OWNERS

     Prior to due presentation of this Note for registration of transfer, the Trustee and any agent of the trustee may treat the person in whose name any Note is registered as the owner of such Note for all purposes, and none of the Trustee, nor any agent of the Trustee, shall be affected by notice to the contrary.

UNCLAIMED MONEY OR SECURITIES

     The Trustee shall return to the Debtor any money or securities held by it for the payment of any amount with respect to the Notes that remains unclaimed for one year subsequent to the due date of such payment, provided the Trustee, before being required to make any such return, shall mail to each such Noteholder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Debtor. After return to the Debtor, Noteholders entitled to the money or securities must look to the Debtor for payment as general creditors unless an applicable abandoned property law designates another Person.

AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Note Agreement, the Noteholders of Outstanding Notes evidencing more than 50% of the principal due on the Outstanding Notes shall have the right, from time to time, to consent to and approve the execution by the Debtor and the Trustee of such indenture or indentures supplemental to the Note Agreement as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provision contained in the Note Agreement or in any supplemental Note Agreement; provided, however, if such modified, altered, amended, added or rescinded provision applies only to a particular series of Notes, or the rights of the Noteholders of only a particular series would be modified, the consent of the Noteholders of Outstanding Notes evidencing more than 50% of the principal due on the Outstanding Notes of only such series shall be required.

     Subject to certain exceptions set forth in the Note Agreement, without the consent of any Noteholder, the Debtor and the Trustee may enter into or amend any indenture or indentures supplemental to the Note Agreement for the purposes set forth in the Note Agreement.

NO RECOURSE AGAINST OTHERS

     Any agreements, covenants, or representations contained in the Note Agreement or contained in the Notes or supplemental Note Agreements do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or directors of the Debtor.

GOVERNING LAW

     THE LAWS OF THE STATE OF COLORADO SHALL GOVERN THE NOTE AGREEMENT AND THIS NOTE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

COPIES OF NOTE AGREEMENT

     The Debtor will furnish to any Noteholder upon written request and without charge a copy of the Note Agreement. Requests may be made to:


     Medical Capital Management, Inc.
     2100 South State College Blvd.
     Anaheim, California 92806
     Attention: Chief Operating Officer

                                   EXHIBIT B-1

                       RECEIVABLE ACQUISITION CERTIFICATE


     This Receivable Acquisition Certificate is submitted pursuant to the provisions of Section 5.11(a)(ii)(E) of the Note Issuance and Security Agreement, dated as of November, 2002, (the "Agreement"), between Medical Capital Management, Inc., a Delaware corporation (the "Debtor") and Zions First National Bank, as Trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Agreement. In your capacity as Trustee, you are hereby authorized and requested to disburse to the Debtor the sum of $____________ for the acquisition of Eligible Receivables. With respect to the Eligible Receivables so to be acquired, the Debtor hereby certifies as follows:

     1. The receivables to be acquired are Eligible Receivables, and the wiring instructions and related information are specified in Schedule A attached hereto (the "Acquired Eligible Receivables") and the information therein is true and correct.

     2. If applicable, the requirements of Section 3.04 of the Agreement will be met upon the acquisition of the Acquired Eligible Receivables.

     3. Each Acquired Eligible Receivable is an Eligible Receivable authorized so to be acquired by the Agreement.

     4. You have been previously, or are herewith, provided with the following items:

          (a) a copy of the Purchase Documents between the Debtor and the seller of the Acquired Eligible Receivables (the "Seller") with respect to the Acquired Eligible Receivables (original copy maintained on file with the Debtor on behalf of the Trustee); and

          (b) instruments duly assigning the Acquired Eligible Receivables to the Trustee pursuant to the Note Agreement.

     5. The Debtor is not, on the date hereof, in default under the Agreement or in the performance of any of its covenants and agreements made in the Purchase Documents relating to the Acquired Eligible Receivables, and, to the best knowledge of the Debtor, the Seller is not in default in the performance of any of its covenants and agreements made in the Purchase Documents applicable to the Acquired Eligible Receivables, and the Agreement and the covenants and agreements made in the Purchase Documents are enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter effect affecting the enforcement of creditors' rights general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     6. All of the conditions specified in the Purchase Agreement applicable to the Acquired Eligible Receivables and the Agreement for the acquisition of the Acquired Eligible Receivables and the disbursement hereby authorized and requested have been satisfied.

     7. If an Eligible Receivable currently pledged to the Trustee is being sold in exchange for an Acquired Eligible Receivable, the final expected maturity date of such Acquired Eligible Receivable shall be substantially similar to that of the Eligible Receivable being sold and such sale and exchange will not adversely affect the ability of the Trustee to make timely principal and interest payments under the Agreement on the Notes.

     8. The proposed use of moneys in the Concentration Account as directed by the Debtor to acquire the Acquired Eligible Receivables is in compliance with the provisions of the Agreement.

     9. The Administrator has conducted such UCC searches as it has deemed prudent with respect to such Acquired Eligible Receivables, and such searches indicate that such Acquired Eligible Receivables are free and clear of all liens and security interests. The Debtor or the Administrator on your behalf is retaining such UCC searches.

     10. The Debtor will use the funds disbursed pursuant to this Certificate solely in connection with the acquisition and pledge of the Acquired Eligible Receivables pursuant to the Agreement.

     The undersigned is authorized to sign and deliver this Certificate on behalf of the Debtor.

     WITNESS my hand this _____ day of ___________.


                                        MEDICAL CAPITAL MANAGEMENT, INC.


                                        By _____________________________________

                                        Name ___________________________________

                                        Title __________________________________

                            SCHEDULE A TO EXHIBIT B-1

                          ACQUIRED ELIGIBLE RECEIVABLES


LIST OF ACQUIRED ELIGIBLE RECEIVABLES

[INSERT INFORMATION]


                               WIRING INSTRUCTIONS

We hereby authorize and request you to wire funds per the following instructions to Medical Capital management, Inc. for the purpose of acquiring the Acquired Eligible Receivables:

  Face Amount           Adjusted Value          Advance           Amount to be
of Receivables          of Receivables          Amount          Wired at Closing
--------------          --------------          ------          ----------------
$                        $                      $                    $

Wire Instructions:

          Account #
          ABA#

Withhold anticipated shortfall $__________

                                   EXHIBIT B-2

                  NON-RECEIVABLE ASSET ACQUISITION CERTIFICATE

     This Non-Receivable Asset Acquisition Certificate is submitted pursuant to the provisions of Section 5.11(a)(ii)(E) of the Note Issuance and Security Agreement, dated as of November, 2002, (the "Agreement"), between Medical Capital Management, Inc., a Delaware corporation (the "Debtor") and Zions First National Bank, as Trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Agreement. In your capacity as Trustee, you are hereby authorized and requested to disburse to the Debtor the sum of $____________ for the acquisition of Assets. With respect to the Assets so to be acquired, the Debtor hereby certifies as follows:

     1. The Assets to be acquired are eligible as Collateral, and the wiring instructions and related information are specified in Schedule A attached hereto (the "Acquired Assets") and the information therein is true and correct.

     2. Each Acquired Asset is an Asset authorized so to be acquired by the Agreement.

     3. You have been previously, or are herewith, provided with the following items:

          (a) a copy of the agreement between the Debtor and the seller of the Acquired Assets pursuant to which the Acquired Assets are being purchased;

          (b) instruments duly assigning the Acquired Assets to the Trustee pursuant to the Agreement;

          (c) an opinion from counsel reasonably acceptable to the Trustee to the effect that the Trustee will have a perfected security interest in the Acquired Assets upon their acquisition by the Debtor;

          (d) copies of all applicable Bills of Sale or Assignments relating to the Acquired Assets; and

          (e) to the extent the Acquired Assets are stock in a corporation, the applicable stock certificates endorsed in blank and accompanying stock powers.

     4. The Debtor is not, on the date hereof, in default under the Agreement or in the performance of any of its covenants and agreements made in the purchase agreement relating to the Acquired Assets, and, to the best knowledge of the Debtor, the seller of the Acquired Assets is not in default in the performance of any of its covenants and agreements made in the purchase agreement applicable to the Acquired Assets, and the Agreement and the covenants and agreements made in the purchase agreement are enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization,  moratorium  or  other  similar  laws  now or  hereafter  effect affecting the enforcement of creditors' rights general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     5. All of the conditions specified in the purchase agreement applicable to the Acquired Assets and the disbursement hereby authorized and requested have been satisfied.

     6. The proposed use of moneys in the Concentration Account as directed by the Debtor to acquire the Acquired Assets is in compliance with the provisions of the Agreement.

     7. The Debtor has conducted such UCC searches [and searches of records of other applicable governmental authorities covering ownership or lien matters] as it has deemed prudent with respect to such Acquired Assets, and such searches indicate that such Acquired Assets are free and clear of all liens and security interests, except those listed on Schedule A hereto. The Debtor on your behalf is retaining such UCC and other searches.

     8. The Debtor will use the funds disbursed pursuant to this Certificate solely in connection with the acquisition and pledge of the Acquired Assets pursuant to the Agreement.

     The undersigned is authorized to sign and deliver this Certificate on behalf of the Debtor.

     WITNESS my hand this _____ day of ___________.


                                        MEDICAL CAPITAL MANAGEMENT, INC.


                                        By _____________________________________

                                        Name ___________________________________

                                        Title __________________________________

                            SCHEDULE A TO EXHIBIT B-2

                                 ACQUIRED ASSETS

                                                               TRUSTEE LIEN
LIST              VALUE         BASIS FOR VALUATION         PRIORITY/OTHER LIENS
----              -----         -------------------         --------------------

[INSERT INFORMATION]


                               WIRING INSTRUCTIONS

We hereby authorize and request you to wire funds per the following instructions to Medical Capital management, Inc. for the purpose of acquiring the Acquired
Assets:

                                                              Amount to be
   Gross Purchase Price          Fees and Expenses          Wired at Closing
   --------------------          -----------------          ----------------
    $                             $                          $

Wire Instructions:

          Account #
          ABA

                                   EXHIBIT B-3

                       COLLATERAL REPLACEMENT CERTIFICATE

     This Collateral Replacement Certificate is submitted pursuant to the provisions of Section 4.02 of the Note Issuance and Security Agreement, dated as of November ___, 2002, (the "Agreement"), between Medical Capital Management, Inc., a Delaware corporation (the "Debtor") and Zions First National Bank, as Trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Agreement. With respect to the replacement Collateral, the Debtor hereby certifies as follows:

     1. The replacement Collateral constitutes [Eligible Receivables or assets eligible as Collateral], and information specified in Schedule A attached hereto (the "Replacement Collateral") and the information therein is true and correct.

     2. If applicable, the requirements of Section 3.04 of the Agreement will be met upon the acquisition of the Replacement Collateral.

     3. Each item of Replacement Collateral is an Eligible Receivable or Asset authorized so to be acquired by the Agreement.

     4. You have been previously, or are herewith, provided with the following items:

          (a) a copy of the [Purchase Documents] [or other document pursuant to which the Replacement Collateral is acquired by the Debtor] between the Debtor and the seller of the Replacement Collateral (the "Seller") with respect to the Replacement Collateral (original copy maintained on file with the Debtor on behalf of the Trustee);

          (b) instruments duly assigning the Replacement Collateral to the Trustee pursuant to the Note Agreement; and

          (c) [if the Replacement Collateral is not a Receivable] an opinion from counsel in form and substance reasonably acceptable to the Trustee to the effect that that the Trustee will have a perfected security interest in the Replacement Collateral upon their acquisition by the Debtor.

     5. The Debtor is not, on the date hereof, in default under the Agreement or in the performance of any of its covenants and agreements made in the [Purchase Documents] [or other document pursuant to which the Replacement Collateral is acquired by the Debtor] relating to the Replacement Collateral, and, to the best knowledge of the Debtor, the Seller is not in default in the performance of any of its covenants and agreements made in the [Purchase Documents] [or other document pursuant to which the Replacement Collateral is acquired by the Debtor] applicable to the Replacement Collateral, and the Agreement and the covenants and agreements made in the [Purchase Documents] [or other document pursuant to which the Replacement Collateral is acquired by the Debtor] are enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter effect affecting the enforcement of creditors' rights general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     6. All of the conditions specified in the [Purchase Documents] [or other document pursuant to which the Replacement Collateral is acquired by the Debtor] applicable to the Replacement Collateral and the Agreement for the acquisition of the Replacement Collateral requested have been satisfied.

     7. If an Eligible Receivable currently pledged to the Trustee is being sold in exchange for Replacement Collateral constituting an Eligible Receivable, the final expected maturity date of such Replacement Collateral shall be substantially similar to that of the Eligible Receivable being sold and such sale and exchange will not adversely affect the ability of the Trustee to make timely principal and interest payments under the Agreement on the Notes.

     [IF REPLACEMENT COLLATERAL IS RECEIVABLES, ADD THE FOLLOWING:] 8. The Administrator has conducted such UCC searches as it has deemed prudent with respect to such Replacement Collateral, and such searches indicate that such Replacement Collateral is free and clear of all liens and security interests. The Debtor or the Administrator on your behalf is retaining such UCC searches.

     [IF REPLACEMENT COLLATERAL IS NOT RECEIVABLES, ADD THE FOLLOWING:] 8. The Debtor has conducted such UCC searches [and searches of records of other applicable governmental authorities covering ownership or lien matters] as it has deemed prudent with respect to such Replacement Collateral, and such searches indicate that such Replacement Collateral are free and clear of all liens and security interests, except those listed on Schedule A hereto. The Debtor on your behalf is retaining such UCC and other searches.

     The undersigned is authorized to sign and deliver this Certificate on behalf of the Debtor.

     WITNESS my hand this _____ day of ___________.


                                        MEDICAL CAPITAL MANAGEMENT, INC.


                                        By _____________________________________

                                        Name ___________________________________

                                        Title __________________________________

                            SCHEDULE A TO EXHIBIT B-3

                          ACQUIRED ELIGIBLE RECEIVABLES


LIST OF REPLACEMENT COLLATERAL

[INSERT INFORMATION]

                                    EXHIBIT C

               SALE OF COLLATERAL AND RELEASE OF LIEN CERTIFICATE

This Sale of Collateral and Release of Lien Certificate is submitted pursuant to the provisions of Section 3.04 of the Note Issuance and Security Agreement, dated as of November __, 2002 (the "Agreement"), between Medical Capital Management, Inc., a Delaware corporation (the "Debtor") and Zions First National Bank, as Trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Agreement.

Pursuant to Section 3.04, the Debtor intends to sell the Collateral set forth on the attached Schedule I (the "Sale Collateral") to [NAME] (the "Purchaser"). In your capacity as Trustee, you are hereby authorized and directed to take all actions reasonably requested by the Debtor to release the lien to which the Sale Collateral is subject under the Agreement and to transfer the Sale Collateral to the Purchaser. The gross proceeds from the sale will be $________, consisting of ________. The gross proceeds from the sale shall be deposited directly with the Trustee and the Trustee shall deposit such proceeds into the Concentration Account. With respect to the sale of the Sale Collateral, the Debtor hereby certifies to the Trustee as follows [INCLUDE ONE OF THE FOLLOWING]:

[the disposition price is equal to or in excess of the amount disbursed from the Concentration Account to acquire the Sale Collateral (less any principal amounts received by the Trustee with respect to such Sale Collateral).]; or

[the disposition price is lower than the amount disbursed from the Concentration Account to acquire the Sale Collateral (less any principal amounts received by the Trustee with respect to such Sale Collateral), and (A) the Revenues expected to be received from the remaining Collateral (after giving effect to such disposition) would be at least equal to the Revenues required to timely pay the principal and interest on the Outstanding Notes, or (B) the Debtor shall remain able to pay debt service on the Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of the Sale Collateral at such discounted amount, or (C) the sum of the amounts on deposit in the Accounts (less moneys in any Account which the Debtor, Servicer, or Administrator is then entitled to receive but which has not yet been removed from the Account) plus Net Collectible Amount of the Receivables and the fair market value of other Collateral will be at least equal to one hundred percent (100%) of the aggregate principal amount of the then Outstanding Obligations plus accrued interest after giving effect to such sale, transfer or other disposition of the Sale Collateral.]

     The undersigned is authorized to sign and deliver this Certificate on behalf of the Debtor.

     WITNESS my hand this _____ day of ___________.


                                        MEDICAL CAPITAL MANAGEMENT, INC.


                                        By _____________________________________

                                        Name ___________________________________

                                        Title __________________________________

                                    EXHIBIT D

                         SERIES II SINKING FUND SCHEDULE